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                                                                       EXHIBIT 2

                             SUBSCRIPTION AGREEMENT

                             Dated October 29, 1999

                                 by and between

                                    WINDSWEPT
                            ENVIRONMENTAL GROUP, INC.

                                       and

                          SPOTLESS PLASTICS (USA) INC.

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                             SUBSCRIPTION AGREEMENT

            THIS SUBSCRIPTION AGREEMENT is entered into this 29th day of October, 1999 by and between Windswept Environmental Group, Inc., a Delaware corporation (the "Company"), and Spotless Plastics (USA) Inc., a Delaware corporation ("Spotless").

                              W I T N E S S E T H :

            WHEREAS, the authorized share capital of the Company consists of (i) 50,000,000 shares of common stock, par value $.0001 per share (the "Common Stock"), of which 16,158,571 shares are issued and outstanding and 11,556,746 shares are reserved for issuance upon the exercise of outstanding stock options, warrants, convertible notes and convertible preferred stock and (ii) 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), of which 1,300,000 shares have been designated as Series A Redeemable Convertible Preferred Stock, par value $.01 per share, and are issued and outstanding (the "Series A Preferred");

            WHEREAS, Spotless wishes to subscribe for and purchase from the Company, and the Company wishes to sell to Spotless, (i) 22,284,683 shares of Common Stock (the "Common Shares") and (ii) 9,346 shares of a new Series of Preferred Stock which has been designated as the Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred" and, together with the Common Shares, the "Shares"); and

            WHEREAS, in connection with the purchase and sale of the Shares, Spotless has agreed to advance to the Company and certain of its Subsidiaries (as that term is hereinafter defined) the sum of $2,000,000 (the "Loan") pursuant to the terms of a Convertible Promissory Note substantially in the form attached hereto as Exhibit A (the "Note"), which is convertible, subject to the terms and conditions thereof, into either 25,304,352 shares of Common Stock or 25,305 shares of Series B Preferred;

            NOW, THEREFORE, in consideration of the premises and the promises and covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                           Subscription for the Shares

            Spotless hereby subscribes for and agrees to purchase, and the Company hereby agrees to sell, convey, transfer and deliver to Spotless at the Closing (as that term is hereinafter defined), the Shares, free and clear of all claims, pledges, security interests, liens, rights of first refusal, options, warrants, contractual commitments, sharing arrangements, restrictions, charges and encumbrances of any nature whatsoever, all on the terms and conditions set forth in this Agreement.

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                                   ARTICLE II

                             Purchase Price; Closing

      2.1 Purchase Price. Subject to the terms and conditions of this Agreement, the purchase price payable for the Shares (the "Purchase Price") shall be Two Million Five Hundred Thousand Dollars ($2,500,000), or $0.07904 per Common Share and $79.04 per share of Series B Preferred.

      2.2 Time and Place. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Coudert Brothers at 1114 Avenue of the Americas, New York, New York on October 29, 1999 at 10:00 A.M., or on such other date or at such other location as the parties shall mutually agree in writing (the "Closing Date").

      2.3 Deliveries.

            (a) Deliveries by the Company. The Company shall deliver to Spotless at the Closing the following:

                  (i) certificates representing the Common Shares and the Series B Preferred;

                  (ii) the Note duly executed by each of the Company, Trade-Winds Environmental Restoration, Inc. ("Trade-Winds"), North Atlantic Laboratories, Inc. ("North Atlantic") and New York Testing Laboratories, Inc. ("New York Testing" and, together with the Company, Trade-Winds and North Atlantic, the "Windswept Entities");

                  (iii) Security Agreements (each, a "Security Agreement"), each substantially in the form attached hereto as Exhibit B together with UCC-1 financing statements, duly executed by the Company, Trade-Winds, North Atlantic and New York Testing, respectively;

                  (iv) a certificate, dated the Closing Date and executed by the President of the Company to the effect that (A) each of the representations and warranties of the Company made herein is true and correct in all material respects on the Closing Date as though such representations and warranties were made on such date and (B) the Company has performed and complied in all material respects with all covenants, conditions and obligations under this Agreement which are required to be performed or complied with by it on or prior to the Closing Date;

                  (v) a copy, certified as of the Closing Date by a proper officer of the Company, of the resolutions of the Board of Directors of the Company (A) authorizing Series B Preferred and approving the Certificate of Designation of Rights, Preferences and Privileges of the Series B Preferred in the form attached hereto as Exhibit C (the "Certificate of Designations"), (B) authorizing the issuance of the Common Shares and the Series B Preferred and the Company's execution, delivery and performance of this Agreement, (C) authorizing the borrowing of the Loan and the execution and delivery of the Note and the Security Agreement to which the Company will be a party, (D) approving an amendment to the Company's Certificate of Incorporation (the "Amendment") to increase the number of authorized shares of Common Stock


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from 50,000,000 to 100,000,000 and recommending that the shareholders of the
Company approve such amendment, (E) subject to shareholder approval of the Amendment, reserving 34,651,000 shares of Common Stock for issuance upon conversion of the Note and shares of Series B Preferred (including any shares of Series B Preferred that may be issued upon conversion of the Note), 25,305 shares of Series B Preferred for issuance in the event that the Note is converted into shares of Series B Preferred and 5,486,309 shares of Common Stock for issuance upon the exercise of stock options to be granted to Michael O'Reilly in connection with the execution and delivery of the Amended Employment Agreement (as that term is hereinafter defined), (F) effective as of the Closing, increasing the size of the Board of Directors from five (5) to nine (9) directors, accepting the resignation of JoAnn O'Reilly and appointing as new directors each of B.S. Blythe, R.B. Evans, Peter A. Wilson, and Charles L. Kelly, (G) effective as of the date ten (10) days after the filing with the Securities and Exchange Commission (the "SEC") of an Information Statement pursuant to Section 14(f) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14(f) promulgated thereunder, the appointment of J.J. Bongiorno as a director of the Company and (H) authorizing and approving the execution and delivery by the Company of an Amended and Restated Employment Agreement in the form attached hereto as Exhibit D (the "Amended Employment Agreement") by and between the Company and Michael O'Reilly and stock option agreements (the "Stock Option Agreements") in the form attached hereto as Exhibit E by and between the Company and Michael O'Reilly;

                  (vi) a copy, certified as of the Closing Date by a proper officer of Trade-Winds, of the resolutions of the Board of Directors of Trade-Winds authorizing the borrowing of the Loan and the execution and delivery of the Note and the Security Agreement to which Trade-Winds will be a party;

                  (vii) a copy, certified as of the Closing Date by a proper officer of North Atlantic, of the resolutions of the Board of Directors of North Atlantic authorizing the borrowing of the Loan and the execution and delivery of the Note and the Security Agreement to which North Atlantic will be a party;

                  (viii) a copy, certified as of the Closing Date by a proper officer of New York Testing, of the resolutions of the Board of Directors of New York Testing authorizing the borrowing of the Loan and the execution and delivery of the Note and the Security Agreement to which New York Testing will be a party;

                  (ix) a complete and correct copy of the Certificate of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Delaware;

                  (x) a complete and correct copy of the Certificate of Designations, certified by the Secretary of State of the State of Delaware;

                  (xi) certificates of good standing dated within five business days of the Closing Date certifying the due incorporation, good standing and continued corporate existence of each of the Windswept Entities, issued by their respective jurisdictions of incorporation and by each jurisdiction where each of them is qualified to do business as a foreign corporation;


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                  (xii) the written opinion of Kaufman & Moomjian, LLC, counsel for the Company, dated the Closing Date, substantially in the form attached hereto as Exhibit F;

                  (xiii) evidence, reasonably satisfactory to Spotless, that all indebtedness owed by the Windswept Entities to Business Alliance Capital Corporation ("BACC") has been duly and validly repaid and that BACC has released any and all Encumbrances (as that term is hereinafter defined) on their property and assets; and

                  (xiv) third party consents in form and substance satisfactory to Spotless and its counsel with respect to the contracts, permits, licenses and sureties specified in Schedule 2.3(a)(xiv).

            (b) Deliveries by Spotless. Spotless shall deliver to the Company at the Closing the following:

                  (i) payment of the Purchase Price by wire transfer in immediately available funds;

                  (ii) the advance of the Loan by wire transfer in immediately available funds;

                  (iii) certificates, dated as of the Closing Date and executed by proper officers of Spotless, to the effect that (A) each of the representations and warranties of Spotless made herein is true and correct in all material respects on the Closing Date as though such representations and warranties were made on such date and (B) Spotless has performed and complied in all material respects with all covenants and obligations under this Agreement which are to be performed or complied with by Spotless on or prior to the Closing Date;

                  (iv) a copy, certified as of the Closing Date by a proper officer of Spotless, of the resolutions of the Board of Directors of Spotless authorizing (A) the purchase of the Shares and the execution, delivery and performance of this Agreement and (B) the advance of the Loan pursuant to the terms of the Note;

                  (v) a certificate of good standing dated within five business days of the Closing Date certifying the due incorporation, good standing and continued corporate existence of Spotless issued by the Secretary of State of the State of Delaware; and

                  (vi) the written opinion of Coudert Brothers, counsel to Spotless, dated the Closing Date, substantially in the form attached hereto as Exhibit G;

                                  ARTICLE III

                  Representations and Warranties of the Company

            The Company makes the representations and warranties set forth in this Article III, each of which is true and correct as of the date hereof and will be true and correct as of the Closing Date.


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      3.1 Organization and Good Standing.

            (a) Except as set forth in Schedule 3.1(a), the Company and each Subsidiary (as that term is hereinafter defined) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate the properties and assets it now owns, leases or operates and to carry on its business as presently conducted. Except as set forth in Schedule 3.1(a), the Company and each Subsidiary is qualified to do business and is in good standing in each jurisdiction where the assets owned, leased or operated by it or where ownership or operations of the conduct of its business require such qualification, except where the lack of such qualification would not have a material adverse effect on the business, financial condition, results of operations or prospects of the Company and the Subsidiaries taken as a whole (a "Material Adverse Effect"). A true and complete copy of the Certificate of Incorporation of the Company and each Subsidiary, as amended to date, is attached hereto as Exhibit H, and a true and complete copy of the By-laws of the Company and each Subsidiary is attached hereto as Exhibit I.

            (b) Schedule 3.1(b) sets forth the name and jurisdiction of incorporation or organization of each corporation, partnership or other legal entity of which the Company, directly or indirectly, owns any shares of capital stock or other equity interests (each a "Subsidiary"). Each Subsidiary is wholly owned by the Company. All of the capital stock and other interests of the Subsidiaries so held by the Company are owned by it or a Subsidiary as indicated in Schedule 3.1(b), free and clear of any Encumbrance, except for the Encumbrances listed in Schedule 3.1(b) which are outstanding as of the date hereof, all of which shall be released on the Closing Date. All of the outstanding shares of capital stock in each of the Subsidiaries directly or indirectly held by the Company are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive or similar rights and in compliance with applicable laws. There are no outstanding options, warrants, rights or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is bound obligating it to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares. The Company does not own, of record or beneficially, directly or indirectly, any equity or other proprietary interest, or right to acquire any such interest, contingent or otherwise, in any other corporation, partnership, joint venture, business enterprise or other entity of any nature whatsoever other than the Subsidiaries.

      3.2 Authorization; No Violations.

            (a) The Company has full corporate power and authority to issue the Shares and to execute, deliver and perform this Agreement, the Note and the Security Agreement to which it is a party. Except as set forth in Schedule 3.2, the issuance of the Shares by the Company and the execution and delivery of this Agreement, the Note and the Security Agreement to which it will be a party and the consummation of the transactions contemplated hereby and thereby have been duly approved by the Board of Directors of the Company, and no other corporate action on the part of the Company is necessary to authorize and approve the


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issuance of the Shares, the execution and delivery of this Agreement, the Note or the Security Agreement to which it will be a party or the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and constitutes, and upon execution and delivery each of the Note and the Security Agreement to which the Company will be a party will constitute, the valid and binding agreement of the Company enforceable in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy laws and any other similar laws affecting the rights and remedies of creditors generally and by general principles of equity.

            (b) Each of Trade-Winds, North Atlantic and New York Testing has full corporate power and authority to execute, deliver and perform the Note and the Security Agreement to which it is a party. The execution and delivery of the Note and the Security Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly approved by the Board of Directors of Trade-Winds, North Atlantic and New York Testing, respectively, and no other corporate action on the part of any of them is necessary to authorize and approve the execution and delivery of the Note or the respective Security Agreement to which is a party or the consummation of the transactions contemplated hereby and thereby. Upon execution and delivery, each of the Note and the Security Agreement to which Trade-Winds, North Atlantic and New York Testing, respectively, is a party will constitute the valid and binding agreement of each of them, respectively, enforceable in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy laws and any other similar laws affecting the rights and remedies of creditors generally and by general principles of equity.

            (c) Except as set forth in Schedule 3.2, the issuance of the Shares and the execution, delivery and performance of this Agreement and the Note by the Company and the consummation of the transactions contemplated hereby and thereby will not: (i) violate or conflict with any provision of the Certificate of Incorporation or By-laws of the Company or any Subsidiary; (ii) breach, violate or (whether immediately or with the lapse of time or the giving of notice or both) constitute an event of default under or an event which would give rise to any right of termination, cancellation, modification, acceleration or foreclosure under, or require any consent of or the giving of any notice to any third party under, any note, bond, surety, indenture, credit facility, mortgage, security agreement, lease, license, franchise, permit or other agreement, instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets may be bound, or give rise to the creation of any Encumbrance upon the Shares or upon the properties or assets of the Company or any Subsidiary; (iii) violate or conflict with any law, statute, rule, regulation, ordinance, code, judgment, order, writ, injunction, decree or other requirement of any court or of any governmental body or agency thereof applicable to the Company or any Subsidiary or by which any of their respective properties or assets may be bound; or (iv) require any registration or filing by the Company or any Subsidiary with, or any permit, license, exemption, consent, authorization or approval of, or the giving of any notice by the Company or any Subsidiary to, any governmental or regulatory body, agency or authority.


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      3.3 Capitalization of the Company.

            (a) The authorized, issued and outstanding shares of all classes of capital stock of the Company is set forth in Schedule 3.3 hereto. Upon issuance, the Shares will constitute 51.0% of the aggregate voting power of all the issued and outstanding voting securities of the Company on a fully diluted basis (i.e., after giving effect to the exercise of all options, warrants, or similar rights to acquire shares of Common Stock, other than the Note). The Shares have been duly authorized for issuance and sale to Spotless pursuant to the terms of this Agreement, and, upon payment of the Purchase Price and delivery of the certificates representing the Shares, the Shares will be validly issued and fully paid and nonassessable. The issuance of the Shares is not subject to any preemptive or other similar rights. Except as set forth in Schedule 3.3, the shares of Common Stock or Series B Preferred to be issued upon conversion of the Note, as the case may be, and the shares of Common Stock to be issued upon conversion of the Series B Preferred will be, upon any such conversion, duly authorized, validly issued, fully paid and nonassessable. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, full paid and nonassessable. Except as disclosed in Schedule 3.3 hereto, there are no agreements, arrangements or understandings (including, without limitation, options or warrants), to which the Company is a party, or by which the Company is bound relating to the issuance, acquisition or disposition of any shares of capital stock of the Company or any interest therein, and there are no agreements, arrangements or understandings to which the Company is a party or by which it is bound relating to the repurchase or redemption of any shares of its capital stock. Except for the options, warrants and other rights listed on
Schedule 3.3 hereto, there are no outstanding options, warrants or other rights to subscribe for or purchase, or securities convertible into or exchangeable for, shares of the Company's capital stock, and there are no agreements, arrangements or understandings to which the Company is a party or by which it is bound pursuant to which the Company is or may be required to issue or sell additional shares of its capital stock.

      3.4 Securities Filings; Financial Statements.

            (a) Since January 1, 1997, the Company has filed all forms, reports, statements and documents required to be filed with the SEC, and all such forms, reports, statements and documents comply in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, each as in effect on the date of the respective filing thereunder. The Company has furnished or made available to Spotless true and complete copies of (i) its Annual Reports on Form 10-KSB for the years ended April 30, 1998 and 1999, as filed with the SEC, (ii) its proxy statements relating to all meetings of shareholders (whether annual or special) of the Company since January 1, 1998, as filed with the SEC and (iii) all other reports, statements and registration statements and amendments thereto (including, without limitation, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, as amended) filed by the Company with the SEC since January 1, 1998 and prior to the date hereof (collectively, the "Company Filed Documents"). As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the Company Filed Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The Company has heretofore furnished or made available to Spotless a complete and correct copy of any


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amendments or modifications which have not yet been filed with the SEC to executed agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

            (b) The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company Filed Documents (the "Company Financial Statements" (i) are accurate and complete in all material respects, (ii) have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently applied during the periods covered thereby, except as otherwise specifically indicated therein or in the notes thereto and (iii) fairly present the financial condition and results of operations of the Company as at the dates and for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments (which in the aggregate are not material in nature or amount). The financial books and records of the Company are accurate and complete in all material respects and are maintained in accordance with customary business practices in the industry and all applicable legal requirements.

            (c) Except as set forth in Schedule 3.4(c), since July 31, 1999, the Company has not declared a dividend or set aside funds or assets for distribution or distributed any assets of the Company, whether in connection with any loan or other form of indebtedness, capital contribution, assignment, dividend or distribution or otherwise, to or for the benefit of any affiliate of the Company or any Related Party (as hereinafter defined).

      3.5 Absence of Undisclosed Liabilities. Neither the Company nor any Subsidiary has any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, whether known or unknown, and whether arising out of transactions entered into or any condition or state of facts existing on or prior to the date hereof except as set forth in Schedule
3.5 and except (i) as disclosed in the Company Filed Documents, (ii) for obligations incurred pursuant to contracts entered into in the ordinary course of business and identified in an appropriate Schedule hereto to the extent required by this Agreement to be identified in the Schedules hereto, or (iii) for liabilities incurred in the ordinary course of business since July 31, 1999, all of which liabilities are properly reflected in the books and records of the Company.

      3.6 Absence of Certain Changes or Events. Except as set forth in Schedule
3.6 hereto, since May 1, 1999, the Company and the Subsidiaries have carried on their businesses in the ordinary course and in all material respects consistent with past practice. Except as set forth in Schedule 3.6 hereto, since July 31, 1999, neither the Company nor any Subsidiary has:

            (a) incurred any obligation or liability (whether absolute, accrued, contingent or otherwise), except pursuant to the terms of this Agreement or except in the ordinary course of business and consistent with past practice;

            (b) suffered any damage, destruction or loss, whether or not covered by insurance, affecting its properties, assets or business, to the extent that the same exceeds $5,000 individually or $25,000 in the aggregate;


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            (c) mortgaged, pledged or subjected to any lien, charge or other
Encumbrance any of its assets, tangible or intangible, except in the ordinary course of business and consistent with past practice;

            (d) sold or transferred any of its assets, except in the ordinary course of business and consistent with past practice, or canceled or compromised any material debts or waived any claims or rights of a material nature;

            (e) leased, licensed or granted to any person or entity any rights in any of its assets or properties outside the ordinary course of business and inconsistent with past practice;

            (f) experienced any material adverse change in its financial condition, results of operations, cash flows, assets, liabilities, business or operations;

            (g) made any change in any accounting principle or practice or in its method of applying any such principle or practice;

            (h) issued any additional shares of capital stock or any options, warrants or other rights to purchase, or any securities convertible into or exchangeable for, shares of its capital stock;

            (i) declared or paid any dividends on or made any other distributions (however characterized) in respect of shares of its capital stock;

            (j) repurchased or redeemed any shares of its capital stock;

            (k) granted any general or specific increase in the salary, commission rate or other compensation (including, without limitation, bonuses, profit sharing or deferred compensation) payable or to become payable to any of its employees or agents, except as required under existing contractual obligations of the Company or a Subsidiary, or adopted any Benefit Plan (as that term is hereinafter defined), or increased, augmented or improved the benefits granted to or for the benefit of any Employee (as that term is hereinafter defined) under any Benefit Plan; or

            (l) entered into any agreement to do any of the foregoing.

      3.7 No Claims or Litigation. Except as set forth in Schedule 3.7 hereto, there are no suits, actions, proceedings (including, without limitation, arbitral and administrative proceedings), claims or governmental investigations or audits pending or, to the best knowledge of the Company, threatened against the Company or any Subsidiary or their respective properties, assets or business (or, to the best knowledge of the Company, pending or threatened against, relating to or involving any of the officers, directors, Employees or agents of the Company or any Subsidiary in connection with the business of the Company or any Subsidiary). There are no such suits, actions, proceedings, claims or investigations pending, or, to the best knowledge of the Company, threatened challenging the validity or propriety of, or otherwise relating to or involving, this Agreement or the transactions contemplated hereby. Except as set forth in
Schedule 3.7, there is no judgment, order, writ, injunction, decree or award (whether issued by a court, an arbitrator, a governmental body or agency thereof or otherwise) for the

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payment of an amount in excess of $10,000 individually or $25,000 in the aggregate to which the Company or any Subsidiary is a party, or involving the properties, assets or business of the Company or any Subsidiary, which is unsatisfied or which requires continuing compliance therewith by the Company or any Subsidiary.

      3.8 Taxes.

            (a) Except as set forth in Schedule 3.8, all returns and reports relating to Taxes (as hereinafter defined) which are required to be filed with respect to the Company on or before the date hereof or which will be required to be filed on or before the Closing Date have been, or will be, duly and timely filed and all such returns and reports are, or will be, complete and correct in all material respects. Except as set forth in Schedule 3.8, all Taxes, assessments, fees and other governmental charges imposed on or with respect to the Company which have become due and payable on or before the Closing Date have been, or will be prior to the Closing Date, paid in a timely manner by the Company, or shall be accrued for in the Company Financial Statements or in the books of the Company. Except as set forth on Schedule 3.8 hereto, there are no actions or proceedings currently pending or, to the best knowledge of the Company, threatened against the Company by any governmental authority for the assessment or collection of Taxes, no claim for the assessment or collection of Taxes has been asserted or, to the best knowledge of the Company, threatened, against the Company, and there are no matters under discussion by the Company with any governmental authority regarding claims for the assessment or collection of Taxes against the Company. Except as set forth on Schedule 3.8 hereof, there are no agreements, waivers or applications by the Company for an extension of time for the assessment or payment of any Taxes. There are no Tax liens on any of the assets of the Company (other than any lien for current Taxes not yet due and payable). No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax returns or reports that it is or may be subject to taxation by that jurisdiction. The Company is not a party to any Tax allocation or sharing agreement. The Company is not and has never been a member of an affiliated group of corporations (other than the group consisting of the Company and its Subsidiaries) filing a consolidated U.S. income Tax return and is not liable, as a transferee or successor (by contract or otherwise), for the Taxes of any corporation that previously was a member of such an affiliated group.

            (b) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean and include any and all foreign, national, Federal, state, local or other income, franchise, sales, gross receipts, use, value added, goods and services, withholding, employment, payroll, social security, unemployment, real and personal property, stamp duty, customs duty and intangibles tax and all other taxes of any nature, deficiencies, fees, assessments, interest, penalties or any other governmental charges, duties, impositions and liabilities of whatever nature, including, without limitation, any installment payment for taxes and contributions or other amounts determined with respect to compensation paid to directors, officers, employees or independent contractors, from time to time imposed by or required to be paid to any governmental authority (including penalties and additions to taxes thereon, penalties for failure to file a return or report and interest on any of the foregoing).

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            (c) The Company has not, with regard to any assets or property held, acquired or to be acquired by the Company, filed a consent to the application of
Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code").

            (d) The Company does not conduct any operations or sales which have been or are required to be reported to the Internal Revenue Service (the "IRS") under the provisions of Section 999 of the Code.

      3.9 Title to Properties and Related Matters.

            (a) Except as set forth on Schedule 3.9(a), the Company and the Subsidiaries have good and marketable title to all real property and tangible personal property and assets which they own, including, without limitation, the properties and assets reflected in the Company Financial Statements or acquired after the date thereof (other than properties and assets sold or otherwise disposed of since the date thereof in the ordinary course of business and consistent with past practice), free and clear of any mortgages, pledges, security interests, liens, claims, charges, equities, conditional sales contracts, restrictions, reservations, options, first refusal rights or encumbrances of any nature whatsoever (collectively, "Encumbrances"), except for the Encumbrances listed in Schedule 3.9(a). All of the Encumbrances listed in
Part 1 of Schedule 3.9(a) will be released on the Closing Date.

            (b) Schedule 3.9(b) contains a complete and correct list and description of all real property leased by the Company or any Subsidiary (the "Leased Real Property"), in each case indicating the persons or entities from whom such property is being leased. The Company or one or more of its Subsidiaries has good and marketable title to all structures, plants, leasehold improvements, systems, fixtures and other property located on or about any of the Leased Real Property which are owned by any of them, as reflected in the Company Financial Statements, free of any Encumbrances, except for the Encumbrances listed in Schedule 3.9(a) which are outstanding as of the date hereof, all of which shall be released on the Closing Date (but subject to the interests of landlords under any applicable leases), and none of such material assets is subject to any agreement, arrangement or understanding for their use by any person other than the Company or one or more of its Subsidiaries. Except as set forth on Schedule 3.9(b), no work has been performed on or with respect to or in connection with any of the Leased Real Property that would cause such Leased Real Property to become subject to any mechanics', materialmen's, workmen's, repairmen's, carriers' or similar liens in excess of $5,000 individually or $25,000 in the aggregate. The structures, plants, improvements, systems and fixtures (including, without limitation, storage tanks or other impoundment vessels, whether above or below ground) located on each such parcel of Leased Real Property conform in all material respects with all Federal, state and local statutes and laws and, to the best knowledge of the Company, all ordinances, rules, regulations and similar governmental and regulatory requirements (except as set forth on Schedule 3.9(b) hereto) and are in reasonable operating condition and repair, ordinary wear and tear excepted, taking into consideration their respective ages and periods of use. Each such parcel of Leased Real Property, in view of the purposes for which it is currently used or for which it is proposed to be used pursuant to existing plans, conforms in all material respects with all covenants or restrictions of record and conforms in all material respects with all applicable building codes and zoning requirements, and current, valid certificates of occupancy (or equivalent governmental approvals) have been issued for each item of Leased Real Property; provided that, for purposes of this sentence, a "material" non-conformity shall be deemed to include, without limitation, any condition giving rise to liabilities, costs or expenses of $5,000 or more individually or $25,000 in the aggregate; and the Company is not aware of any proposed material change in any such governmental or regulatory requirements or in any such zoning requirements. All existing electrical, plumbing, fire sprinkler, lighting, air conditioning, heating, ventilation, elevator and other mechanical systems located in or about the Leased Real Property are in reasonable operating condition and repair, ordinary wear and tear excepted, taking into consideration their respective ages and periods of use. The maintenance and operation of such items located in or about Leased Real Property is and has been conducted in compliance in all material respects with the terms and conditions of all leases to which the Company or any of its Subsidiaries is a party and all material maintenance or repair projects (which, for purposes hereof, shall be deemed to include any one or more items requiring expenditures by the Company or a Subsidiary in excess of $5,000 for each item of Leased Real Property) required to be undertaken by the Company or a Subsidiary under the terms of such leases within the first year following the Closing Date have been disclosed in Schedule 3.9(b) hereto. To the knowledge of the Company, the Company and its Subsidiaries have the benefit of all material easements, rights-of-way and similar rights necessary to conduct their businesses as presently conducted and to use the items of Leased Real Property as currently used, including, without limitation, easements and licenses for pipelines, power lines, water lines, roadways and other access. All such easements and rights are valid, binding and in full force and effect, any amounts due and payable thereon to date have been paid or have been fully accrued for in the books and records of the Company, as applicable, neither the Company or any of its Subsidiaries nor, to the best knowledge of the Company, any other party thereto is in default thereunder, and there exists no event or condition affecting the Company or any of its Subsidiaries or, to the best knowledge of the Company, any other party thereto, which, with the passage of time or the giving of notice or both, would constitute a material default thereunder, which, for purposes hereof, shall be deemed to include, without limitation, any individual or series of defaults resulting in liabilities, costs or expenses of $5,000 or more individually or $25,000 in the aggregate. No such easement or right will be breached by, nor will any party thereto be given a right of termination as a result of, the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries currently owns any real property.

            (c) All items of equipment, machinery, vehicles, furniture, fixtures and other tangible personal property currently owned or used by the Company or any Subsidiary as of the date hereof are in reasonable operating condition and repair, ordinary wear and tear excepted, taking into consideration its age and period of use, are physically located at or about the Company's place of business or where it otherwise conducts its business and are owned outright by the Company or its Subsidiaries or validly leased under one of the leases set forth in Schedule 3.9(d). No material items of such personal property are subject to any agreement, arrangement or understanding for its use by any person other than the Company and its Subsidiaries. To the best knowledge of the Company, the maintenance and operation thereof has complied in all material respects with all applicable laws, regulations, ordinances, contractual commitments and obligations. Except as set forth in Schedule 3.9(a) referred to above or as disclosed in the Company Financial Statements, no item of tangible personal property owned or used by the Company or any Subsidiary is subject to any conditional sale agreement, installment sale agreement or title retention agreement or arrangement of any kind; as to each material item of personal property subject to any such agreement or arrangement, Schedule 3.9(c) sets forth a brief description of the property in question and the amount and repayment terms of the underlying obligation.

            (d) Schedule 3.9(d) sets forth a complete and correct list and summary description of all tangible personal property leases to which the Company or any Subsidiary is a party (either as landlord or tenant), together with a brief description of the property leased and identifying the date and term of the lease, the amount and timing of lease payments and any renewal or purchase options, provided that, with respect to personal property leases, only those leases wherein the property leased has a fair market value exceeding $1,000 or the total annual rental payments exceed $5,000 ("Material Personal Property Leases") shall be required to be disclosed. The Company has made available to Spotless complete and correct copies of each lease (and any amendments thereto) listed in Schedule 3.9(d). Except as set forth in Schedule 3.9(d), (i) each such lease is in full force and effect; (ii) all lease payments due to date on any such lease have been paid, and neither the Company, any Subsidiary nor (to the best knowledge of the Company) any other party is in default under any such lease, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company, any Subsidiary or (to the best knowledge of the Company) any other party under such lease; (iii) there are no disputes or disagreements between the Company and any Subsidiary, on the one hand, and any other party, on the other hand, with respect to any such lease; and (iv) the lessor under each such lease has consented or been given notice (where such consent or the giving of such notice is necessary) sufficient that such lease shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without any modification in the rights or obligations of the lessee under any such lease.

      3.10 Computer Software.

            (a) Schedule 3.10 hereto sets forth a complete and correct list of all computer systems and software which are used by the Company and its Subsidiaries in the administration and/or financial accounting of their businesses (the "Proprietary Software"). Except as set forth in Schedule 3.10, the Company or a Subsidiary is the owner of the Proprietary Software, and, to the best knowledge of the Company, the Proprietary Software does not infringe any patent, copyright, trade secret or trademark of any other person.

            (b) The Company warrants that (i) all non-Proprietary Software material to the conduct of its business and its Subsidiaries' businesses was commercially available at the time of its acquisition by the Company or the relevant Subsidiary and was acquired by the Company or a Subsidiary though normal business channels and (ii) to the knowledge of the Company, neither the Company, nor its Subsidiaries, affiliates, agents or third-party consultants (but only with respect to services rendered to the Company or any Subsidiary) are in breach of any licensing arrangements (including, without limitation, payment of applicable user fees) with respect to any non-Proprietary Software.

      3.11 Patents, Trademarks, Etc. Neither the Company nor any of its Subsidiaries owns, licenses or uses any patents or registered trademarks, service marks or trade names in the conduct of its respective business. Neither the Company nor any Subsidiary has received any notice or claim that it is infringing upon or the intellectual property rights of any other person.

      3.12 Contracts.

            (a) Except as set forth in Schedule 3.12(a), neither the Company nor any Subsidiary is a party to, or subject to:

                  (i) any contract, arrangement or understanding, or Series of related contracts, arrangements or understandings, which involves annual expenditures or receipts by the Company or any Subsidiary of more than $25,000 or which provides for performance, regardless of amounts, over a period in excess of six months after the date of such contract, arrangement or commitment (unless such contract is cancelable by the Company or the relevant Subsidiary, as the case may be, on less than six months' notice);

                  (ii) any Material Personal Property Lease;

                  (iii) any lease of real property;

                  (iv) any license agreement involving an amount in excess of $25,000;

                  (v) any contract, arrangement or understanding not made in the ordinary course of business and consistent with past practice;

                  (vi) any note, bond, indenture, credit facility, mortgage, security agreement or other instrument or document relating to or evidencing indebtedness for money borrowed (all of which indebtedness is prepayable at any time at the option of the Company or the relevant Subsidiary, as the case may be, without premium or penalty) or a security interest or mortgage in the assets of the Company or any Subsidiary or any reimbursement obligation in respect of any letter of credit, guaranty, bond or surety issued by a third party for the benefit of the Company;

                  (vii) any warranty, indemnity or guaranty issued by the Company or any Subsidiary;

                  (viii) any contract, arrangement or understanding granting to any person the right to use any material item of property or property right of the Company or any Subsidiary;

                  (ix) any contract, arrangement or understanding restricting the right of the Company or any Subsidiary to engage in any business activity or compete with any business; or

                  (x) any outstanding offer or commitment to enter into any contract or arrangement of the nature described in subsections (i) through (ix) of this Section 3.12(a).

            (b) The Company has delivered to Spotless complete and correct copies of each contract (and any amendments thereto) listed on Schedule 3.12(a), except to the extent that Schedule 3.12(a) contains a complete and correct description of the material terms of all oral contracts. Except as set forth in
Schedule 3.12(b), (i) each contract listed in Schedule 3.12(a) is in full force and effect; (ii) neither the Company, any Subsidiary nor (to the best knowledge of the Company) any other party is in material default under any such contract, and no event has occurred which constitutes, or with the lapse of time or the giving of notice or both would constitute, a default by the Company, any Subsidiary or (to the best knowledge of the Company) by any other party under such contract;
(iii) there are no material disputes or disagreements between the Company or any Subsidiary, on the one hand, and any other party, on the other hand, with respect to any such contract; and (iv) each other party to each such contract has consented or been given notice (where such consent or the giving of such notice is necessary) sufficient that such contract shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement without any modification in the rights or obligations of the Company or any Subsidiary thereunder.

      3.13 Employees; Employee Benefits.

            (a) Schedule 3.13(a) sets forth the names of all employees of the Company and the Subsidiaries, other than temporary employees, as of October 15, 1999 (the "Employees") and, with respect to each Employee, such Employee's job title and the date of employment of such Employee. The Company has accrued on its books and records all obligations for salaries, vacations, benefits and other compensation with respect to its Employees and any of its Former Employees (as that term is hereinafter defined), to the extent required by GAAP, including, but not limited to, severance, bonuses, incentive and deferred compensation, and all commissions and other fees payable to salespeople, sales representatives and other agents. The Company accrues for vacation benefits, but does not accrue for sick pay benefits. The Company and its Subsidiaries do not currently offer, and have never offered, retiree health and insurance benefits to Employees and Former Employees, and neither the Company nor any of its Subsidiaries has any liabilities (contingent or otherwise) with respect thereto. Except as set forth on Schedule 3.13(a), there are no outstanding loans from the Company or any Subsidiary to any Related Party. Complete and correct copies of all material written agreements with or concerning Employees, including, without limitation, union and collective bargaining agreements, and all employment policies, and all amendments and supplements thereto, have been delivered to Spotless, and a list of all such agreements and policies is set forth on
Schedule 3.13(a). None of the Employees has, to the best knowledge of the Company, indicated a desire to terminate his or her employment other than at normal retirement age, or any intention to terminate his or her employment in connection with the transactions contemplated by this Agreement. Except as set forth on Schedule 3.13(a), since May 1, 1999, neither the Company nor any Subsidiary has (i) except in the ordinary course of business and consistent with past practice, increased the salary or other compensation payable or to become payable to or for the benefit of any of the Employees, (ii) provided any of the Employees with any increased security or tenure of employment, (iii) increased the amounts payable to any of the Employees upon the termination of any such person's employment or (iv) adopted, increased, augmented or improved benefits granted to or for the benefit of any of the Employees under any Benefit Plan.

            (b) To the best knowledge of the Company, the Company and its Subsidiaries have complied at all times and in all material respects with all laws, statutes, rules and regulations applicable with respect to employees in each of the jurisdictions in which it operates and/or does business. Except as disclosed on Schedule 3.13(b), the Company and each Subsidiary has complied in all material respects with Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Americans with

Disabilities Act, the Family Medical Leave Act, the Fair Labor Standards Act, as amended, and all applicable laws, statutes and regulations governing payment of minimum wages and overtime rates, labor standards, working conditions, the withholding and payment of Taxes or any other kind of governmental charge from compensation, terms and conditions of employment, workplace safety, workers' compensation, disability pay, social benefits whether or not imposed by a governmental program, discriminatory practices, including, without limitation, with respect to employment and discharge, or otherwise relating to the conduct of employers with respect to employees or potential employees (collectively, the "Employee Laws"), and there have been no claims made or, to the knowledge of the Company, threatened thereunder against the Company or any Subsidiary arising out of or relating to or alleging any violation of any of the foregoing. The Company and its Subsidiaries have complied in all material respects with the employment eligibility verification form requirements under the Immigration and Naturalization Act, as amended ("INA"), with respect to Employees, and the Company and its Subsidiaries have complied with the paperwork provisions and anti-discrimination provisions of the INA and the Company has obtained and maintained the employee records and I-9 forms with respect to the Employees in proper order as required by law. Neither the Company nor any Subsidiary is currently employing any Employees who are not citizens of the United States and who are not authorized to work in the United States. To the best knowledge of the Company, there are no controversies, strikes, work stoppages, picketing, filed grievances, job actions, unfair labor practice charges, investigations, complaints, disputes or other proceedings pending or threatened between the Company or any Subsidiary and any of the Employees or Former Employees; no labor union or other collective bargaining unit represents or has ever represented any of the Employees in connection with their employment with the Company and its Subsidiaries; the Company has no knowledge of any organizational effort by any labor union or other collective bargaining unit currently under way or threatened with respect to any Employees; no consent of any labor union or other collective bargaining unit representing Employees is required to consummate the transactions contemplated by this Agreement; and neither the Company nor any Subsidiary has incurred any liability under the Worker Adjustment Retraining Notification Act ("WARN") or similar state and local laws.

            (c) Except for temporary clerical personnel, none of the Employees are "leased employees" within the meaning of Section 414(h) of the Code.
Schedule 3.13(c) sets forth a list of each defined benefit and defined contribution plan, stock ownership plan, executive compensation program or arrangement, bonus plan, incentive compensation plan or arrangement, deferred compensation agreement or arrangement, supplemental retirement plan or arrangement, vacation pay, sickness, disability or death benefit plan (whether provided through insurance, on a funded or unfunded basis or otherwise), medical or life insurance plan, providing benefits to any Employee, retiree or Former Employee or any of their dependents, survivors or beneficiaries, employee stock option or stock purchase plan, severance pay, termination or salary continuation plan, and each other employee benefit plan, program or arrangement, including, without limitation, each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is maintained by the Company or any Subsidiary for the benefit of or relating to any of the Employees or to any former employees of the Company or any Subsidiary (the "Former Employees") or their dependents, survivors or beneficiaries, whether or not legally binding, and for which the Company or any Subsidiary could reasonably have any liabilities, all of which are hereinafter referred to as the "Benefit Plans." Neither Spotless, the Company nor any Subsidiary will incur any liability under any severance agreement, deferred compensation agreement, employment agreement, similar agreement or Benefit Plan solely as a result of the consummation of the transactions contemplated by this Agreement.

            (d) Each Benefit Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) meets the requirements of Section 401(a) of the Code; the trust, if any, forming part of such plan is exempt from U.S. Federal income Tax under Section 501(a) of the Code; a favorable determination letter has been issued by the IRS after January 1, 1994 with respect to each plan and trust and each amendment thereto; and since the date of such determination letter there are no circumstances which are likely to adversely affect the qualification of such plan. No Benefit Plan is a "voluntary employees beneficiary association" (within the meaning of Section 501(c)(9) of the Code) and there have been no other "welfare benefit funds" relating to Employees or Former Employees within the meaning of Section 419 of the Code. No event or condition exists with respect to any Benefit Plan that could subject the Company or any Subsidiary to any material Tax under Section 4980B of the Code or, for plan years beginning before January 1, 1989, Section 162(k) of the Code. With respect to each Benefit Plan, the Company has heretofore delivered to Spotless complete and correct copies of the following documents, where applicable: (i) the most recent annual report (Form 5500 series), together with schedules, as required, filed with the IRS, and any financial statements and opinions required by Section 103(a)(3) of ERISA, (ii) the most recent determination letter issued by the IRS, (iii) the most recent summary plan description and all modifications, (iv) the text of the Benefit Plan and of any trust, insurance or annuity contracts maintained in connection therewith, (v) the most recent actuarial report, if any, relating to the Benefit Plan and (vi) the most recent actuarial valuation, study or estimate of any retiree medical and life insurance benefits plan or supplemental retirement benefit plan.

            (e) Except as set forth on Schedule 3.13(e) hereto, neither the Company, any Subsidiary nor any corporation or other trade or business under common control with the Company (as determined pursuant to Section 414(b) or (c) of the Code) (a "Common Control Entity") maintains or contributes to or, to the knowledge of the Company, in any way directly or indirectly has any liability (whether contingent or otherwise) with respect to, any "multiemployer plan," within the meaning of Section 3(37) or 4001(a)(3) of ERISA, or any other employee pension benefit plan subject to Title IV of ERISA or Section 412 of the Code; no Benefit Plan of the Company, any Subsidiary or of any Common Control Entity is subject to Title IV of ERISA. No contingent or other liability with respect to which the Company or any Subsidiary has or could have any liability exists under Title IV of ERISA to the Pension Benefit Guaranty Corporation (the "PBGC") or to any Benefit Plan; and no assets of the Company or any Subsidiary are subject to a lien under Sections 4064 or 4068 of ERISA. Except as set forth on Schedule 3.13(e) hereto, all contributions required to be made to or with respect to each Benefit Plan with respect to the service of Employees or Former Employees prior to the date hereof have been made or have been accrued for in the books and records of the Company for all periods through the date hereof. Neither the Company nor any Subsidiary has any obligation to provide post-retirement medical or other benefits to Employees or Former Employees or their survivors, dependents and beneficiaries, except as may be required by
Section 4980B of the Code or Part 6 of Title I of ERISA or applicable state medical benefits continuation law and the Company or the relevant Subsidiary may terminate any such post-retirement medical or other benefits upon thirty (30) days' notice or less without any liability therefor.

            (f) None of the Benefit Plans has been subject to a "reportable event," within the meaning of Section 4043 of ERISA (whether or not waived), within the 24-month period ended on the date hereof; there have been no "prohibited transactions" within the meaning of Section 4975 of the Code or Part 4 of Subtitle B of Title I of ERISA in connection with any of the Benefit Plans that, assuming the taxable period of such transaction expired as of the date hereof, could subject the Company or any Subsidiary to a Tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA in an amount which would have a Material Adverse Effect; none of the Benefit Plans which are subject to Section 412 of the Code has incurred any "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code and neither the Company nor any Subsidiary is subject to a lien under
Section 412(n) of the Code; each Benefit Plan has, in all material respects, been administered to date in accordance with the applicable provisions of ERISA, the Code and applicable law and with the terms and provisions of all documents, contracts or agreements pursuant to which such Benefit Plan is maintained; all reports and information required to be filed with the Department of Labor, the IRS or the PBGC with respect to any Benefit Plan have been timely filed or delivered; there is no arbitration, claim or suit pending or, to the best knowledge of the Company, threatened, involving a Benefit Plan (other than routine claims for benefits), and, to the best knowledge of the Company, there is no basis for such a claim; none of the Benefit Plans nor any fiduciary thereof has been, to the best knowledge of the Company, the direct or indirect subject of an order or investigation or examination by a governmental or quasi-governmental agency and there are no matters pending before the IRS, the Department of Labor, or any other governmental agency with respect to a Benefit Plan; and there has not been and will be no "parachute payment" (as defined in Section 280G(b)(2) of the Code) to any of the Employees prior to the Closing or as a result of the transactions contemplated by this Agreement.

      3.14 Ability to Conduct the Business. Except as may be disclosed in
Schedule 3.14 hereto, there is no agreement, arrangement or understanding, nor any judgment, order, writ, injunction or decree of any court or any governmental body or agency thereof that could prevent the use by the Company or any Subsidiary of their properties and assets or the conduct by them of their businesses as of the Closing Date. Schedule 3.14 sets forth a list of all permits, licenses, certificates, approvals and other authorizations required by the Company and its Subsidiaries in connection with the operation of their respective businesses as presently conducted, all such permits, licenses, certificates, approvals and other authorizations are in force and the Company or the relevant Subsidiary, as the case may be, has complied with all of the conditions and requirements imposed by the terms thereof. Neither the Company nor any Subsidiary has received any notice of, and neither the Company nor any Subsidiary has any knowledge of, any intention on the part of any appropriate authority to cancel, revoke or modify, or any inquiries, proceedings or investigations the purpose or possible outcome of which is the cancellation, revocation or modification of any such material permit, license, certificate, authorization or approval, except as set forth on Schedule 3.14. Except as set forth in Schedule 3.14, all such permits, licenses, certificates, authorizations and approvals shall remain in full force and effect, without the requirement of any filing or the giving of any notice, and without any modification thereof, upon the consummation of the transactions contemplated by this Agreement.

      3.15 Major Customers. Neither the Company nor any Subsidiary has received any notice or other written communication from any customer of the Company terminating or reducing, or setting forth an intention to terminate or reduce in the future, or otherwise reflecting a material adverse change in, the business relationship between such customer and the Company or any Subsidiary and, to the knowledge of the Company, there has not been any material adverse change in the business relationship of the Company with any such customer since May 1, 1999.

      3.16 Sales Representatives and Other Agents. Neither the Company nor any Subsidiary is currently a party to any agreement with any consultant or sales representative, and no individual or entity is entitled to any further compensation, commissions or fees with respect to services rendered to the Company or any Subsidiary prior to the date hereof.

      3.17 Material Suppliers; Inventories.

            (a) The Company and its Subsidiaries purchase their supplies and materials from a number of suppliers, none of which represented in the fiscal year ended April 30, 1999 more than five percent (5%) of aggregate purchases of the Company and the Subsidiaries. None of such suppliers has given the Company or any Subsidiary any notice or other written communication terminating, suspending or materially reducing, or setting forth an intention to terminate, suspend or materially reduce in the future, or otherwise reflecting any change, occurrence or other event that has resulted in or is reasonably likely to result in, individually or in the aggregate, a Material Adverse Effect in, the business relationship between such supplier and the Company or any Subsidiary, as the case may be, and, to the knowledge of the Company, there has not been any adverse change in the business relationship of the Company or any Subsidiary with any such supplier since May 1, 1999.

            (b) The inventory of materials used by the Company and its Subsidiaries in the conduct of their businesses (the "Inventory") is owned by them free and clear of any Encumbrances, except for the Encumbrances listed in
Schedule 3.9(a) which are outstanding as of the date hereof, all of which shall be released on the Closing Date, and all of the Inventory is serviceable and in good condition, reasonable wear and tear excepted.

      3.18 Compliance with Applicable Law. Neither the Company nor any Subsidiary is in violation of any applicable foreign or domestic laws, rules, regulations, ordinances, codes, judgments, orders, injunctions, writs or decrees of any Federal, state, local or foreign court or governmental body or agency thereof to which it may be subject which are applicable to or which could reasonably be expected to affect the respective businesses or operations of the Company and its Subsidiaries, except for any violations which would not have, individually or in the aggregate, a Material Adverse Effect. No claims have been filed against the Company or any Subsidiary, and neither the Company nor any of the Subsidiaries has received any notice, alleging any such violation, nor, to the best knowledge of the Company, is there any inquiry, investigation or proceeding relating thereto.

      3.19 Accounts Receivable. All accounts receivable of the Company and its Subsidiaries (i) arose from bona fide sales of goods or services in the ordinary course of business and consistent with past practice; (ii) are owned by the Company or the relevant Subsidiary and as of the Closing Date shall be free and clear of any Encumbrances, except for the Encumbrances listed in Schedule 3.9(a) which are outstanding as of the date hereof, all of which shall be released on the Closing Date; (iii) are accurately and fairly reflected on the Company Financial

Statements or, with respect to accounts receivable of the Company created after the date thereof and through the Closing Date, are and will be accurately and fairly reflected in the books and records of the Company; and (iv) will be collected, without offset (other than in the ordinary course of business consistent with past practice, but not to exceed an amount equal to two percent (2%) of the aggregate amount of the accounts receivable outstanding on the date hereof) or counterclaim (net of any accounts receivable insurance, subject, however, to any allowance for doubtful accounts shown in the Company Financial Statements or the books and records of the Company), in full within three hundred sixty-five (365) days of the Closing Date.

      3.20 Insurance. Schedule 3.20 hereto is a complete and correct list of all insurance policies carried by, or covering, the Company and its Subsidiaries with respect to their businesses, together with, in respect of each such policy, the name of the insurance carrier, the policy number, the risk insured against, the limits of coverage, the policy term, and the expiration date thereof. All such policies are in full force and effect, and no notice of cancellation has been given with respect to any such policy. All premiums due thereon have been paid in a timely manner. The Company believes that the policies of insurance identified in Schedule 3.20 hereof adequately insure the Company and its Subsidiaries.

      3.21 Bank Accounts; Powers of Attorney. Schedule 3.21 sets forth a complete and correct list showing: (a) all banks in which the Company or any Subsidiary maintains a bank account or safe deposit box (collectively, "Bank Accounts"), together with, as to each such Bank Account, the account number, the names of all signatories thereof and the authorized powers of each such signatory and, with respect to each such safe deposit box, the number thereof and the names of all persons having access thereto; and (b) the names of all persons holding powers of attorney from the Company or any Subsidiary and a summary statement of the terms thereof.

      3.22 Books and Records. All of the records, data, information, databases, systems and controls maintained, operated or used by the Company and its Subsidiaries in connection with the conduct or administration of their businesses (including all means of access thereto and therefrom) are located on the premises of the Company and are under the exclusive ownership and direct control of the Company.

      3.23 Transactions with Related Parties. Schedule 3.23 contains an accurate and complete list and description of all agreements, arrangements and understandings (including outstanding indebtedness) which are currently in effect or which occurred at any time after January 1, 1998 between the Company or any Subsidiary and any of the following (each, a "Related Party"): (i) each director and officer of the Company or any Subsidiary; (ii) the spouses, children, grandchildren, siblings, parents, grandparents, uncles, aunts, nieces, nephews or first cousins of any such director or officer or their spouses (collectively, "near relatives"); (iii) any trust for the benefit of any such director or officer of the Company or any of their respective near relatives; and (iv) any corporation, partnership, joint venture or other entity owned or controlled by any such director or officer or any of their respective near relatives.

      3.24 Warranties. The Company has previously delivered to Spotless copies of all past and present standard and other express warranties extended by the Company and its Subsidiaries with respect to the services now or in the past six years sold by the Company. Neither the Company nor any Subsidiary has, and the Company know of no basis for, any material liability as a result of claims against the Company or any Subsidiary based on services rendered by the Company or any of its Subsidiaries on or prior to the date hereof, nor have the Company or any Subsidiary received any notices from any person threatening any such claim.

      3.25 Environmental Matters.

            (a) Except as set forth in Schedule 3.25, and except for Hazardous Substances (as hereinafter defined) generated, stored, treated, manufactured, refined, handled, produced, disposed of or used by the Company or any Subsidiary in the ordinary course of their respective businesses, in compliance with the requirements of currently applicable laws, rules and regulations, (i) there are no Hazardous Substances in, on, under or around any of the Real Property (as hereinafter defined) at which the operations of the Company or any Subsidiary are, or have been in the past, conducted; (ii) there are no tanks, impoundments, vessels or other containers used for the storage of Hazardous Substances on or below the surface of such Real Property; (iii) none of such Real Property has been designated, restricted or investigated by any governmental authority as a result of the actual or suspected presence, spillage, leakage, discharge or other emission of Hazardous Substances, whether or not such designation, restriction or investigation of Real Property resulted in a designation of no further action, de-listing, or clean closure or any such other related designation by any governmental agency; (iv) no Hazardous Substances have been generated, used, stored, treated, manufactured, refined, handled, produced or disposed of in, on or under, and no Hazardous Substances have been transported, released or disposed of at, from or to, any of such Real Property by the Company or any Subsidiary or by any persons or agents operating under the control, direction and supervision of the Company or any Subsidiary, including, without limitation, all Employees, agents and contractors of the Company and its Subsidiaries; (v) neither the Company nor its Subsidiaries have caused any release of Hazardous Substances at any Real Property and no Hazardous Substance originating or emanating from any other property is present in, on, under or above any Real Property; (vi) neither the Company nor its Subsidiaries have sent any Hazardous Substances to any sites that (A) have been placed on the "National Priorities List" of hazardous waste sites or any similar state list or (B) is otherwise designated or identified as a potential site for remediation, cleanup, closure or other environmental remedial activity; and (vii) neither the Company nor any Subsidiary has received any written or oral governmental notice, order, inquiry, investigation, environmental audit or assessment or any lien, Encumbrance, decree, easement, covenant, restriction, servitude or proceeding concerning, or arising by reason of, the actual or suspected presence, spillage, leakage, discharge or other emission of any Hazardous Substance in, on, under, around, about or in the vicinity of, or the transportation of any Hazardous Substance at, from or to, any of such Real Property, and to the best knowledge of the Company there is no basis for any such notice, order, inquiry, investigation, environmental audit or assessment or any such lien, Encumbrance, decree, easement, covenant, restriction, servitude or proceeding.

            (b) Except as disclosed in Schedule 3.25, the Company, its Subsidiaries, and the Real Property comply in all material respects with, and are not subject to any liabilities as a result of any past or current violations of all existing or then existing Federal, state and local laws (including common law), statutes, ordinances, rules and regulations (and any proposed laws, statutes, ordinances, rules and regulations), relating to occupational health and safety, or relating to packaging or transporting Hazardous Substances, or relating to pollution or protection of the environment, including, without limitation, statutes, laws, ordinances, rules and regulations relating to the emission, discharge, spillage, leakage, storage, off-site dumping, release or threatened release of Hazardous Substances into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, and no material expenditures are required in connection with the operation of the businesses of the Company and its Subsidiaries as presently conducted (or as proposed to be conducted pursuant to existing plans of the Company) in order to comply with any such existing statutes, laws, ordinances, rules or regulations. Except as disclosed in
Schedule 3.25, the Company, each Subsidiary and the Real Property have in all material respects passed all inspections conducted by applicable regulatory bodies in connection with the matters described in the preceding sentence. All cleanup, removal and other remediation activities carried out by the Company or any Subsidiary or by any of their respective agents at the Real Property have been conducted in material compliance with all applicable laws, statutes, ordinances, rules and regulations of any Federal, state or local governmental authority, and there is no basis for liability on the part of the Company or any Subsidiary as a result of such activities. Except as disclosed in Schedule 3.25, to the best knowledge of the Company, there are no soil or geological conditions which might impair or adversely affect the current use of any of the Real Property (or any proposed future use thereof pursuant to existing plans of the Company) and none of such Real Property is located in an area identified by an agency or department of Federal, state or local governments, or identified by the Company as having special flood or mudslide hazards or wetlands. Except as disclosed in Schedule 3.25, the production and other facilities at the Real Property have waste treatment and disposal facilities that are adequate to render any waste, vapors or effluents safe for discharge in the manner in which they are being discharged and, except as disclosed in Schedule 3.25, do not discharge, and have not in the past discharged, into the environment any Hazardous Substances.

            (c) For purposes of this Agreement, the term "Hazardous Substance" shall mean any product, substance, chemical, contaminant, pollutant, effluent, waste or other material whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, emission, discharge, spill, release or effect, either by itself or in combination with other materials located on any of the Real Properties, is either: (i) injurious to the public health, safety or welfare, the environment or any of the Real Properties,
(ii) regulated or monitored by any governmental authority, or (iii) defined or listed in, or otherwise classified pursuant to, any statute, law, ordinance, rule or regulation applicable to the Real Property (or any proposed statute, law, ordinance, rule or regulation) as "hazardous substances," "hazardous materials," "hazardous wastes," "infectious wastes" or "toxic substances". Hazardous Substances shall include, but not be limited to, (i)(A) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, (B) any "hazardous waste" as defined in the Solid Waste Disposal Act or (C) any substance subject to regulation pursuant to the Toxic Substances Control Act, as such laws are now in effect or may be amended through the Closing Date and any rule, regulation or administrative or judicial policy statement, guideline, order or decision under such laws, (ii) petroleum and refined petroleum products, (iii) asbestos and asbestos-containing products,
(iv) flammable explosives, (v) radioactive materials, (vi) radon, (vii) polychlorinated biphenyls, (viii) exposed lead-based paint, (ix) urea formaldehyde foam and (x) any other substance that is regulated or classified as hazardous or toxic under any Federal, state or local law, statute, ordinance, rule or regulation.

            (d) For purposes of this Section 3.25, the term "Real Property" shall be deemed to include all Leased Real Property, together with all other locations (whether leased or owned or previously owned or leased by the Company or any Subsidiary) at which the operations of the Company or any Subsidiary are, or have previously been, conducted (to the extent that any prior activities of the Company, any Subsidiary or any of their respective predecessors-in-interest give rise to any liabilities, claims or obligations (including, without limitation, any obligations to investigate, respond, clean up or remediate) with respect to the matters described in this Section 3.25).

      3.26 Absence of Other Agreements for Sale of Subject Shares or Assets of the Company. There are no agreements, arrangements or understandings to which the Company is a party or by which any of the Company's assets are bound involving the purchase, sale or other disposition of any substantial portion of the assets or the Shares, whether through a sale of assets or otherwise, other than this Agreement.

      3.27 Brokers and Finders. No broker, finder or investment banker has been retained by the Company or is entitled to any brokerage, finder's or other fee or commission, in connection with the transactions contemplated hereby, other than OEM Capital Corp.

      3.28 Year 2000 Compliance. All functions, including, without limitation, date-reliant (which includes year-reliant) functions, of the Proprietary Software are capable of continuing to operate up to, during and after the year 2000. Neither the performance nor functionality of the Proprietary Software will be affected by any changes to the field configuration which contains the date information within any part of the Proprietary Software caused by the advent of the year 2000. The Proprietary Software will perform consistent with past performance and there shall be no faults in the processing of dates and date-dependent information or data including, without limitation, in calculations, comparisons and sequencing of information or data. For the purposes of this Section 3.28, the term "Proprietary Software" shall not be deemed to include automated components, automated devices, embedded equipment and other date sensitive equipment such as security systems, alarms, elevators, HVAC systems and monitoring equipment used by the Company or the Subsidiaries.

      3.29 Disclosure. No representation or warranty by the Company contained in this Agreement (including, without limitation, the Schedules hereto), nor any other statement, schedule, certificate or other document delivered or to be delivered by the Company to Spotless pursuant hereto or in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances in which they were made, not misleading.

      3.30 Reliance. The representations and warranties of the Company contained in this Agreement are made by the Company with the knowledge and expectation that Spotless is placing complete reliance thereon in entering into, and performing its obligations under, this Agreement and the Note, and, subject to
Section 4.6, the same shall not be affected or deemed waived in any respect whatsoever by reason of any investigation heretofore or hereafter conducted or knowledge gained by or on behalf of Spotless (including, without limitation, by any of its advisors, consultants or representatives or otherwise) prior to the Closing, whether in contemplation of this Agreement or otherwise, or by reason of the fact that Spotless or any of such advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate, or that any covenant or undertaking has been or might have been breached, at or prior to the Closing, and no claims by Spotless with respect thereto shall be waived or otherwise affected as a result of such knowledge on the part of Spotless (or any of its advisors, consultants or representatives) and the Company shall not raise any such matter as a defense to any claim by Spotless for indemnification pursuant to Article VIII hereof.

                                   ARTICLE IV

                   Representations and Warranties of Spotless

            Spotless makes the representations and warranties set forth in this
Article IV, each of which is true and correct as of the date hereof and will be true and correct as of the Closing Date:

      4.1 Corporate Organization. Spotless is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      4.2 Authorization. Spotless has full corporate power and authority to execute, deliver and perform this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the Board of Directors of Spotless, and no other corporate action on the part of Spotless is necessary to approve and authorize the execution and delivery of this Agreement by it or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Spotless, and constitutes the valid and binding agreement of Spotless enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws and any other similar laws affecting the rights and remedies of creditors generally and by general principles of equity.

      4.3 Consents and Approvals; No Violations. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provision of the certificate of incorporation or by-laws of Spotless, (ii) breach, violate or (whether immediately or with the lapse of time or the giving of notice or both) constitute an event of default (or an event which with the lapse of time or the giving of notice or both would constitute an event of default) under or an event which would give rise to any right of termination, cancellation, modification, acceleration or foreclosure under, or require any consent of or the giving of any notice to any third party under, any note, bond, surety, indenture, credit facility, mortgage, security agreement, lease, license, franchise, permit or other agreement, instrument or obligation to which Spotless is a party, or by which Spotless or any of its properties or assets may be bound, (iii) violate or conflict with any law, statute, ordinance, code, rule, regulation, judgment, order, writ, injunction, decree or other instrument of any court or governmental or regulatory body, administration, agency or authority applicable to Spotless (or any affiliate of Spotless) or by which any of their respective properties may be bound or (iv) require any registration or filing by Spotless with, or any permit, license, exemption, consent, authorization or approval of, or the giving of any notice by Spotless to, any governmental or regulatory body, agency or authority.

      4.4 Securities Act Matters. Spotless hereby represents and warrants as follows:

            (a) It understands that (i) the Shares have not been registered under the Securities Act or any state securities laws by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws (ii) that the Company's reliance on the availability of such exemption is, in part, based on the accuracy and truthfulness of the representations and warranties of Spotless set forth in this Section 4.4 and (iii) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration;

            (b) It is acquiring the Shares for its own account and not with a view to, or for sale in connection with, directly or indirectly, any distribution thereof that would require registration under the Securities Act or applicable state securities laws or would otherwise violate the Securities Act or such state securities laws;

            (c) It is an "accredited investor" pursuant to Rule 501 under the Securities Act by reason of the fact that it is a corporation not formed for the specific purpose of acquiring the Shares with total assets in excess of $5,000,000; and

            (d) It understands that the Shares will bear the following legend (or a substantially similar legend):

            "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED.";

            (e) Spotless is not a party or subject to or bound by any contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge the Shares or the Note or any part thereof to any person, and has no present intention to enter into such a contract, undertaking, agreement or arrangement;

            (f) Spotless has received and reviewed copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended April 30, 1999 and its Quarterly Report on Form 10-QSB/A for the fiscal quarter ended July 31, 1999 (collectively, the "SEC Reports");

            (g) Spotless has been provided the opportunity to discuss with the Company's management, and has had access to information concerning, the business, affairs and financial condition of the Company in order to verify the accuracy of the SEC Reports; and

            (h) Spotless has evaluated the merits and risks of purchasing the Shares and the Note and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of such purchase, is aware of and has considered the financial risks and financial hazards of purchasing the Shares and the Note, and is able to bear the economic risk of purchasing the Shares and the Note, including the possibility of a complete loss with respect thereto.

      4.5 No Other Representations, Warranties, Covenants or Agreements of the Company. Except as set forth in this Agreement, or the documents referred to herein, the Company has not made any representation, warranty, covenant or agreement with respect to the matters contained herein, and Spotless has not and will not rely on any representation, warranty, covenant or agreement other than those expressly set forth herein or any information or document other than the SEC Reports.

      4.6 Spotless' Investigation. To the knowledge of Spotless, Spotless' due diligence investigation of the Company and its Subsidiaries has not revealed any facts which would make any representations or warranties of the Company contained herein inaccurate or untrue in any material respect or which would result in a breach or violation of this Agreement by the Company.

      4.7 Financial Statements. The audited consolidated financial statements of Spotless for the fiscal year ended June 30, 1999 which Spotless has provided to the Company (i) have been prepared in accordance with GAAP consistently applied during the periods covered thereby, except as otherwise specifically indicated therein or in the notes thereto and (ii) fairly present the financial condition and results of operations of Spotless as at the dates and for the periods then ended.

      4.8 Absence of Agreements Relating to the Company or any Subsidiary. There are no agreements, arrangements or understandings to which Spotless or any of its affiliates is a party or by which any of their respective assets are bound involving the Company or any Subsidiary.

      4.9 Brokers and Finders. No broker, finder or investment banker has been retained by Spotless or is entitled to any brokerage, finder's or other fee or commission, in connection with the transactions contemplated hereby.

                                   ARTICLE V

                     Conduct of the Company Pending Closing

      5.1 Conduct of the Company. The Company hereby makes the following covenants and agreements with Spotless:

            (a) Affirmative Covenants. Between the date hereof and the Closing Date, the Company shall, and shall cause each Subsidiary to:

                  (i) conduct its respective business diligently and only in the ordinary course consistent with past practice;

                  (ii) use its best efforts to (a) preserve its respective assets, business and goodwill, (b) keep available the services of the Employees,
(c) preserve the goodwill of its respective customers, suppliers and others having business relationships with it, and (d) maintain levels and quality of Inventory consistent with past practice;

                  (iii) remain in full compliance with all material permits, laws, rules and regulations, consent orders and all other orders of applicable courts, regulatory agencies and similar governmental authorities applicable to it;

                  (iv) promptly after becoming aware thereof, advise Spotless in writing of the commencement or threat of any suit, proceeding or investigation against, relating to or involving it or which could otherwise have a material adverse effect on it, whether or not covered by insurance;

                  (v) promptly advise Spotless in writing of the existence or occurrence of (i) any Material Adverse Effect which occurs or is likely to occur and (ii) any event, condition or state of facts which will or may result in the failure to satisfy any of the conditions in Article VI hereof; and

                  (vi) maintain the policies of insurance on the property and assets of the Company and its Subsidiaries in effect as of the date hereof in full force and effect without reduction in coverage.

            (b) Negative Covenants. Between the date hereof and the Closing Date, neither the Company nor any Subsidiary shall, without the prior written consent of Spotless:

                  (i) announce or institute any increase in the salary, commission or other compensation (including bonuses) rates payable or to become payable to any Employee or agent of the Company or any Subsidiary, or approve, adopt, amend or modify any Benefit Plan or similar plan, agreement or arrangement, except as required by currently existing agreements;

                  (ii) make any change in its Certificate of Incorporation or By-Laws or other constituent documents, except as contemplated hereby;

                  (iii) enter into any contract or commitment, or series of related contracts or commitments (except for acceptances of purchase orders), unless such contract or commitment, or Series of related contracts or commitments, (i) arises in the ordinary course of business, (ii) involves expenditures or revenues of less than $5,000 in the aggregate or (iii) does not involve a Related Party;

                  (iv) create or permit to become effective any Encumbrances on its respective property or assets;

                  (v) issue any additional shares of capital stock or any options, warrants or other rights to purchase, or securities convertible into or exchangeable for, shares of capital stock, other than dividends required to be declared or paid with respect to the Company's Series A Preferred Stock;

                  (vi) declare or pay any dividends on or make any other distributions (however characterized) in respect of shares of its capital stock;

                  (vii) repurchase or redeem any shares of its capital stock except pursuant to the transactions contemplated hereby;

                  (viii) make any change in the accounting principles or practices reflected in the Company Financial Statements or in the Company's methods of applying such principles or practices, or in the credit criteria utilized by it in connection with the businesses of the Company and its Subsidiaries;

                  (ix) sell, assign, lease or otherwise transfer or dispose of any property, equipment or other assets, except in the ordinary course of business consistent with past practice;

                  (x) seek to acquire any business or to start-up any new business;

                  (xi) merge or consolidate or agree to merge or consolidate with any other person or entity;

                  (xii) waive any material rights;

                  (xiii) commit a material breach of or amend in any material respect any agreement, permit, license or other right;

                  (xiv) enter into any other transaction outside the ordinary course of business or prohibited hereunder; or

                  (xv) enter into any agreement or commitment to do any of the foregoing.

      5.2 Best Efforts. Subject to the terms and conditions of this Agreement, each of the parties agrees that it shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

                                   ARTICLE VI

                    Conditions to the Obligations of Spotless

            The obligations of Spotless to consummate the transactions contemplated hereunder shall be subject to the satisfaction of each of the following conditions at or prior to the Closing, unless waived by Spotless in writing:

      6.1 Representations and Warranties True. All of the representations and warranties of the Company contained in this Agreement (including, without limitation, the Schedules hereto) shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made on such date, and the Company shall have delivered the certificate to that effect which is described in Section 2.3(a)(iv) above.

      6.2 Performance. The Company shall have performed and complied in all material respects with all covenants and obligations under this Agreement which are required to be performed or complied with by the Company on or prior to the Closing Date, and the Company shall have delivered the certificate to that effect which is described in Section 2.3(a)(iv) above.

      6.3 Approvals, Permits, Consents. All consents, authorizations, approvals, exemptions, licenses or permits of, or registrations, qualifications, declarations or filings with, any governmental body or agency thereof that are required in connection with the sale of the Shares to Spotless pursuant to this Agreement and the consummation of the transactions contemplated hereby shall have been duly obtained or made in form and substance reasonably satisfactory to Spotless and its counsel and shall be effective at and as of the Closing Date. The Company shall have delivered to Spotless duly executed written consents of third parties to the sale of the Shares to Spotless required pursuant to any agreement to which the Company is a party or by which it is bound.

      6.4 Delivery of Closing Documents. The Company shall have delivered to Spotless the documents referred to in Section 2.3(a) hereof, in form and substance reasonably satisfactory to Spotless and its counsel.

      6.5 Amended Employment Agreement. The Company and Mr. Michael O'Reilly shall have duly executed and delivered the Amended Employment Agreement and Stock Options Agreements.

      6.6 Directors and Officers Insurance. Spotless shall have received evidence satisfactory to it and its counsel that the Company has obtained a Directors and Officers Liability Insurance Policy on terms and conditions reasonably satisfactory to Spotless and its counsel.

      6.7 Absence of Certain Events. No statute, rule or regulation shall have been enacted or promulgated which would make any of the transactions contemplated by this Agreement illegal or would otherwise prevent the consummation thereof. No order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental body or agency thereof which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental body or agency thereof shall have been instituted by any person (or instituted or threatened by any governmental body or agency thereof), and no investigation by any governmental body or agency thereof shall have been commenced, with respect to the transactions contemplated hereby.

      6.8 No Material Adverse Effect. Since July 31, 1999, the Company shall not have experienced any change, occurrence or event that has resulted in a Material Adverse Effect and no event shall have occurred that in the reasonable judgment of Spotless would be likely to result in a Material Adverse Effect.

                                  ARTICLE VII

                  Conditions to the Obligations of the Company

            The obligations of the Company to consummate the transactions contemplated hereunder shall be subject to the satisfaction of each of the following conditions on or prior to the Closing, unless waived by the Company in writing:

      7.1 Representations and Warranties True. All of the representations and warranties of Spotless contained in this Agreement (including, without limitation, the Schedules hereto) shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made on such date, and Spotless shall have delivered the certificate to that effect which is described in Section 2.3(b)(iii) above.

      7.2 Performance. Spotless shall have performed and complied in all material respects with all covenants and obligations under this Agreement which are required to be performed or complied with by it on or prior to the Closing Date, and Spotless shall have delivered the certificate to that effect at the Closing which is described in Section 2.3(b)(iii) above.

      7.3 Approvals, Permits, Etc. All consents, authorizations, approvals, exemptions, licenses or permits of, or registrations, qualifications, declarations or filings with, any governmental body or agency thereof that are required in connection with the sale of the Shares to Spotless pursuant to this Agreement and the consummation of the transactions contemplated hereby shall have been duly obtained or made in form and substance reasonably satisfactory to the Company and its counsel and shall be effective at and as of the Closing Date.

      7.4 Delivery of Closing Documents. The Company shall have received the documents referred to in Section 2.3(b) hereof in form and substance reasonably satisfactory to the Company and its counsel.

      7.5 Fairness Opinion. The Company have received an opinion from Donald & Co., or such other advisor as the Company may select, that the transactions contemplated by this Agreement and the consideration to be received by the Company are fair to the shareholders of the Company from a financial standpoint.

      7.6 Absence of Certain Events. No statute, rule or regulation shall have been enacted or promulgated which would make any of the transactions contemplated by this

Agreement illegal or would otherwise prevent the consummation thereof. No order, decree, writ or injunction shall have been issued and shall remain in effect, by any court or governmental body or agency thereof which restrains, enjoins or otherwise prohibits the consummation of the transactions contemplated hereby, and no action, suit or proceeding before any court or governmental body or agency thereof shall have been instituted by any person (or instituted or threatened by any governmental body or agency thereof), and no investigation by any governmental body or agency thereof shall have been commenced, with respect to.

                                  ARTICLE VIII

                            Indemnification; Survival
                        of Representations and Warranties

      8.1 Indemnity Obligations of the Company.

            (a) Subject to the conditions and limitations set forth in this
Article X, the Company hereby agrees to indemnify and hold Spotless and its stockholders, affiliates, directors, officers, employees and agents (such parties being collectively referred to herein as the "Spotless Indemnitees") harmless from, and to reimburse each such Spotless Indemnitee for, on an after-Tax basis, any loss, damage, deficiency, diminution in value, claim, liability, obligation, suit, proceeding, action, demand, fee, penalty, fine, interest, surcharge, cost or expense of any nature whatsoever, including, without limitation, out-of-pocket expenses, investigation costs and fees and disbursements of counsel (collectively, "Damages") suffered or incurred by a Spotless Indemnitee arising out of, based upon or resulting from (i) any inaccuracy in or any breach of any representation and warranty of the Company contained in this Agreement or any Schedule, certificate or other written instrument or document delivered by the Company pursuant hereto or (ii) any breach or nonfulfillment of, or any failure to perform, any of the covenants, agreements or undertakings of the Company contained in or made pursuant to this Agreement. Indemnification claims made by any Spotless Indemnitee based upon the matters described in this Section 8.1 are separately referred to herein as "Spotless Indemnity Claims".

            (b) The indemnification obligations of the Company under this
Article VIII shall apply with respect to, without limitation, Damages arising out of any and all actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, damages, costs and expenses or deficiencies incident to the disposal of any Spotless Indemnity Claim under this Section 8.1, together with any interest, penalties, costs and expenses of any Spotless Indemnitee (including, without limitation, reasonable out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) arising out of or related to any such Spotless Indemnity Claims.

      8.2 Indemnity Obligations of Spotless.

            (a) Spotless hereby agrees to indemnify and hold the Company harmless from, and to reimburse the Company and its stockholders, affiliates, directors, officers, employees and agents (such parties being collectively referred to herein as the "Company Indemnitees") for, on an after-Tax basis, any Company Indemnity Claims (as that term is hereinafter defined) arising under the terms and conditions of this Agreement. For purposes of this Agreement, the term "Company Indemnity Claim" shall mean any Damages arising out of, based upon or resulting from (i) any inaccuracy in or any breach of any representation and warranty of Spotless contained in this Agreement or any Schedule, certificate or other written instrument or document delivered by Spotless pursuant hereto, or (ii) any breach or nonfulfillment of, or failure to perform, any of the covenants, agreements or undertakings of Spotless contained in or made pursuant to the terms and conditions of this Agreement.

            (b) The indemnification obligations of Spotless under this Article VIII shall apply with respect to, without limitation, Damages arising out of any and all actions, claims, suits, proceedings, demands, assessments, judgments, recoveries, damages, costs and expenses or deficiencies incident to the disposal of any Company Indemnity Claim under this Section 8.2, together with any interest, penalties, costs and expenses of any Company Indemnitee (including, without limitation, reasonable out-of-pocket expenses, reasonable investigation expenses and reasonable fees and disbursements of accountants and counsel) arising out of or related to any such Company Indemnity Claims.

      8.3 Notification of Claims; Procedures.

            (a) Subject to the remaining provisions of this Article VIII, a party wishing to seek indemnification hereunder (the "Indemnified Party") shall provide the indemnifying party (the "Indemnifying Party") with notice (a "Claim Notice") of the event or matter giving rise to such claim and its good faith estimate of the amount of Damages relating to such claim, and shall otherwise make available to the Indemnifying Party all relevant information which is material to the claim and which is in the possession of the Indemnified Party. In the event any claim or demand in respect of which an Indemnified Party might seek recovery of Damages under this Article VIII is asserted against or sought to be collected from such Indemnified Party by any third party (a "Third Party Claim"), the Indemnified Party shall deliver the relevant Claim Notice with reasonable promptness to the Indemnifying Party. The Indemnifying Party will notify the Indemnified Party in writing as soon as practicable but in any event within forty-five (45) days following receipt of such Claim Notice (the "Dispute Period") whether the Indemnifying Party disputes the claim of the Indemnified Party in whole or in part and whether the Indemnifying Party desires, without cost or expense to the Indemnified Party, to assume the defense of such Third Party Claim. If, following the delivery of a Claim Notice but prior to the Indemnity Termination Date (as hereinafter defined) for the claim covered by such Claim Notice, the Indemnified Party determines, in good faith, that the amount of potential Damages relating to such claim exceeds the estimated Damages initially set forth in the Claim Notice, then the Indemnified Party shall have the right to submit an amended Claim Notice to the Indemnifying Party setting forth such additional amount of estimated Damages. Notwithstanding the foregoing, if such amended Claim Notice shall be delivered within the Dispute Period for the initial claim relating to such Claim Notice, the Dispute Period shall automatically be extended for a further forty-five (45) days following the Indemnifying Party's receipt of such amended Claim Notice.

            (b) Except as is hereinafter provided in this Section 8.3(b), if the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to assume the defense of the Third Party Claim, then the Indemnifying Party will have the right to defend such Third Party Claim by all appropriate proceedings, which proceedings will be diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party in the case of (i) any settlement that provides for any relief other than the payment of monetary damages, or (ii) the payment of monetary damages in an amount in excess of the Indemnity Cap Amount (as defined below) for such party, which consent will not be unreasonably withheld or delayed). The Indemnifying Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; provided, however, that if requested by the Indemnifying Party, the Indemnified Party will, at no cost to the Indemnified Party, cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim that the Indemnifying Party elects to contest, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person (other than the Indemnified Party or any of its affiliates). Notwithstanding the foregoing, (i) the Indemnified Party may, at its sole cost and expense, retain or take over the control of the defense or settlement of any Third Party Claim, the defense of which the Indemnifying Party has elected to control, if the Indemnified Party irrevocably waives in writing its right to recover from the Indemnifying Party any Damages hereunder with respect to such Third Party Claim; (ii) if the amount of such claim exceeds the Indemnity Cap Amount for the Indemnifying Party, then the Indemnified Party may, at the sole cost and expense of the Indemnifying Party, retain or take control over the defense or settlement of such claim;
(iii) the Indemnified Party may, at the sole cost and expense of the Indemnifying Party, retain separate counsel to represent it in, but not control, any defense or settlement undertaken by the Indemnifying Party pursuant to this
Section 8.3(b) if outside counsel to the Indemnified Party reasonably advises the Indemnified Party and the Indemnifying Party in a written opinion that joint representation of such parties by a single counsel raises a potential conflict of interest; and (iv) if the proceeding involves a matter solely of concern to the Indemnified Party, which matter is in addition to the claim for which indemnification under this Article VIII is being sought, such Indemnified Party shall have the right to control the defense and settlement of such additional claim at its own cost and expense and with its own counsel.

            (c) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to assume the defense of the Third Party Claim, or if the Indemnifying Party shall not have the right to assume control of the dispute of such claim pursuant to Section 8.3(b) above, then the Indemnified Party will have the right and the obligation (at the sole cost of the Indemnifying Party) to defend the Third Party Claim by all appropriate proceedings, which proceedings will be diligently prosecuted by the Indemnified Party to a final conclusion or will be settled at the discretion of the Indemnified Party. The Indemnified Party will have full control of such defense and proceedings, including any settlement thereof. Subject to the foregoing, the Indemnifying Party may, at is sole cost and expense, retain separate counsel to represent it in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause.

            (d) If the Indemnifying Party notifies the Indemnified Party in writing that it does not dispute the recoverability of any Damages by the Indemnified Party with respect to the Third Party Claim or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the recoverability of any Damages with respect to such Third Party Claim, the applicable portion of the Damages arising from such Third Party Claim will be conclusively deemed recoverable under this Article VIII. If the Indemnifying Party has timely disputed the recoverability of any Damages with respect to such claim (a "Dispute Notice"), the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the thirty (30) day period following receipt by the Indemnified Party of the Dispute Notice (the "Resolution Period"), such dispute shall be resolved by litigation.

            (e) In the event any Indemnified Party seeks to recover any Damages under this Article VIII that do not involve a Third Party Claim, the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the recoverability of such Damages or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the recoverability of such Damages, the Damages arising from the claim specified in such Claim Notice will be conclusively deemed recoverable under this Article VIII. If the Indemnifying Party has timely disputed the recoverability of any Damages with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation.

      8.4 Duration.

            (a) Notwithstanding anything to the contrary in this Agreement, all representations, warranties, covenants, undertakings and agreements of the parties contained in or made pursuant to this Agreement, and the rights of the parties to seek indemnification with respect thereto, shall survive the Closing; provided, however, that, except in respect of any claims for indemnification as to which written notice shall have been duly given to the Indemnifying Party prior to the relevant expiration date set forth below in accordance with the terms of this Agreement, and subject to the remaining provisions of this Section 8.4, such representations, warranties, covenants, undertakings and agreements, and the rights of the parties to seek indemnification with respect thereto, shall expire on the following dates (the "Indemnity Termination Dates"), other than the representation and warranties set forth in Section 3.3, which shall survive indefinitely:

                  (i) in the case of Spotless Indemnity Claims arising out of or related to any breach of the representations and warranties contained in Section 3.8, the date of expiration of the relevant statute of limitations for any such claims, including any extensions thereof;

                  (ii) in the case of all other claims for indemnification arising under this Agreement, on the second anniversary of the Closing Date.

            (b) Any claim for indemnification under this Article VIII which is made in good faith and in writing prior to the expiration of such claim on the Indemnity Termination Date shall survive such expiration until mutually resolved or otherwise determined hereunder, as applicable, and the Indemnity Termination Date for all purposes hereunder shall automatically be extended with respect to such claim (but not any other claims) until such claim is so mutually resolved or otherwise determined hereunder. Any such claim not so made in writing prior to the expiration of such claim on the relevant Indemnity Termination Date shall be deemed to have been waived.

      8.5 Certain Limitations and Remedies.

            (a) In no event shall the maximum aggregate liability for each of the Company, on the one hand, and Spotless, on the other hand, for indemnity claims under this Article VIII exceed the amount of the Purchase Price.

            (b) In addition to a claim for indemnification under this Article VIII and any other remedies that Spotless may have, the Company hereby agrees that, in the event that at any time following the Closing the Company becomes aware that the representation and warranty set forth in Section 3.3 to the effect that the Shares, upon issuance, will constitute as of the Closing Date 51.0% of the aggregate voting power of all issued and outstanding voting securities of the Company on a fully diluted basis (i.e., after giving effect to the exercise of all options, warrants, or similar rights to acquire shares of Common Stock, other than the Note) was inaccurate as of the Closing Date, the Company shall issue to Spotless, for no additional consideration, such number of shares of Common Stock as shall be required so that such representation and warranty shall have been true and accurate as of the Closing Date. Such additional shares of Common Stock shall be issued to Spotless immediately following receipt by the Company from Spotless of a written notice indicating that such representation and warranty was inaccurate as of the Closing Date. Notwithstanding the foregoing, if the breach of such representation and warranty is the result of the disclosure following the Closing Date of any agreements, understandings, arrangements, options, warrants or other rights to subscribe for or purchase, or securities convertible into or exchangeable for, any voting security of the Company which were in effect on the Closing Date but not set forth in Schedule 3.3, then, in the event the Company disputes the claim by Spotless that such representation and warranty, has been breached or was inaccurate as of the Closing Date, the Company may defer the issuance of such additional shares of Common Stock until the earliest of (i) the date on which such dispute is resolved, (ii) the next succeeding record date established by the Board of Directors for determining shareholders entitled to vote on any matter submitted to the shareholders or shareholders entitled to a dividend or distribution on the shares of Common Stock and (iii) the date on which the Company issues to any third party shares of any voting security pursuant to any such agreement, understanding, arrangement, option, warrant or other right to subscribe for or purchase, or securities convertible into or exchangeable for, any voting security of the Company.

      8.6 Non-Exclusive Remedy. Indemnification pursuant to this Article VIII shall not preclude Spotless or the Company from exercising any other remedies it may have.

      8.7 Treatment of Indemnity Payments. Any indemnity payments made pursuant to this Article VIII shall, to the extent permitted by applicable law, be treated as an adjustment to the Purchase Price.

                                   ARTICLE IX

                                   Termination

      9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  (i) by the mutual written consent of Spotless and the Company;

                  (ii) by either Spotless or the Company:

                  (A) if any statute, rule or regulation has been enacted which would make any of the transactions contemplated by this Agreement illegal or would otherwise prevent the consummation thereof or if any court or governmental body or agency thereof shall have issued any writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and all appeals and means of appeal therefrom have been exhausted;

                  (B) if the Closing shall not have occurred on or prior to [October 30,] 1999; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(b)(ii) shall not be available to any party whose breach of any representation or warranty or failure to perform or comply with any covenant or obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

                  (iii) by the Company, if any of the conditions specified in
Article VII have not been met or waived prior to such time as such condition can no longer be satisfied; or

                  (iv) by Spotless, if any of the conditions specified in
Article VI shall not have been met or waived prior to such time as such condition can no longer be satisfied.

      9.2 Effect of Termination. In the event of termination of this Agreement, this Agreement shall forthwith become null and void and there shall be no liability on the part of any party hereto or their respective officers or directors, except as provided in Sections 9.3, 11.6 and 11.7 hereof, which shall remain in full force and effect, and except that nothing herein shall relieve any party hereto from liability for a breach of this Agreement prior to the termination hereof.

      9.3 Payment of Expenses. The Company hereby agrees that it will promptly pay to Spotless the reasonable fees and disbursements of its counsel incurred by Spotless in connection with the negotiation, execution and delivery of this Agreement, the Amended Employment Agreement, the Note and the Certificate of Designations (including, without limitation, the due diligence exercise conducted by such counsel on behalf of Spotless), up to a maximum of $100,000 in the event that the Company terminates this Agreement pursuant to Section 9.1(iii).

                                   ARTICLE X

                               Registration Rights

      10.1 Registrable Securities. For purposes of this Agreement, "Registrable Securities" shall mean (i) the Common Shares and the additional shares of Common Stock issued to Spotless upon conversion of shares of Series B Preferred or the Note, as the case may be, and (ii) any equity securities issued in exchange or substitution for, or in payment of dividends on, any such Common Shares and additional shares of Common Stock. Registrable Securities shall cease to be Registrable Securities when either (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement, (ii) such securities shall have become eligible for sale and distribution, or be sold, pursuant to Rule 144 (as currently in effect or as subsequently amended), (iii) such securities shall have been otherwise lawfully transferred or disposed of, and new certificates therefor not bearing a legend restricting further transfer thereof under the Securities Act shall have been delivered by the Company and subsequent transfer or disposition thereof shall not require their registration or qualification under the Securities Act or any similar state law then in force, or (iv) such securities shall have ceased to be outstanding. A "Holder" shall mean Spotless or any other party to whom Spotless may have transferred or assigned the registration rights provided for in this
Article X in accordance with the provisions of Section 10.9.

      10.2 Requested Registration.

            (a) In case the Company shall receive from a Holder or Holders which hold in the aggregate not less than fifty percent (50%) of the Registrable Securities ("Initiating Holders") a written request that the Company effect the registration of at least 20% of the outstanding Registrable Securities then held by it or them, the Company shall:

                  (i) promptly give written notice of the proposed registration to all other Holders; and

                  (ii) use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other applicable governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 10.2:

                  (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                  (B) During the period ending on the date three (3) months immediately following the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a transaction covered by Rule 145 under the Securities Act (a "Rule 145 Transaction") or a registration of securities on Form S-8 (or any successor form) relating solely to an employee benefit plan);

                  (C) If the Company shall furnish to such Holders, within thirty (30) days of any written request made pursuant to this Section 10.2(a), a certificate, signed by the President of the Company, stating that the Company intends to file, within ninety (90) days of the date of such certificate, a registration statement for the Company's securities; or

                  (D) If the Company shall furnish to such Holders a certificate, signed by the President of the Company, stating that in the good faith judgment of the Board of Directors the filing of a registration statement would require the disclosure of material information regarding a possible financing, business combination or other material transaction, which disclosure the Board has determined in its good faith judgment would be detrimental to the Company, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 10.2 shall be deferred for a single period not to exceed one hundred twenty (120) days from the date of its receipt of a written request from the Initiating Holders.

            Subject to the foregoing clauses (A) through (D), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders, and in no event, later than ninety (90) days thereafter.

            (b) In the event that a registration pursuant to this Section 10.2 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 10.2(a)(i). In such event, the right of any Holder to registration pursuant to this Section 10.2 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 10.2 and the inclusion of such Holder's Registrable Securities in the underwriting, to the extent provided in this Article X.

            The Company (together with all Holders proposing to distribute their securities through such underwriting) shall enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders (which managing underwriter shall be reasonably acceptable to the Company).

Notwithstanding any other provision of this Section 10.2, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Company shall so advise all Holders of Registrable Securities and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by all Holders who have requested that Registrable Securities be included in such registration at the time of filing the registration statement; provided, however, that shares sought to be included by the Company or any other stockholder in such underwritten offering shall be excluded from such registration statement before any Registrable Securities held by the Initiating Holders shall be excluded. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

            If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders.

      10.3 Company Registration.

            (a) If at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or for the account of a security holder or holders, other than (i) a registration of securities on Form S-8 (or any successor form) relating solely to employee benefit plans, or
(ii) a registration of securities in a Rule 145 Transaction, the Company will:

                  (i) promptly give to each Holder written notice thereof; and

                  (ii) subject to Section 10.3(b), include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved in such registration, all the Registrable Securities specified in a written request or requests received within twenty (20) days after receipt of such written notice from the Company by any Holder.

            (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 10.3(a)(i). In such event, the right of any Holder to registration pursuant to this Section 10.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company (or by the holders who have demanded such registration). Notwithstanding any other provision of this Section 10.3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit or eliminate entirely the

Registrable Securities to be included in such registration. The Company shall advise all Holders who have requested that Registrable Securities be included in such registration of any limitations imposed pursuant to this Section 10.3(b). The number of shares of Registrable Securities that may be included in such registration and underwriting for each Holder who has requested that Registrable Securities be included in such registration shall be determined in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by all Holders who have requested that Registrable Securities be included in such registration at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. If any Holder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

      10.4 Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities as provided in Section 10.2, the Company will, as expeditiously as possible:

            (a) Prepare and, in any event within ninety (90) calendar days after the end of the period within which requests for registration may be given to the Company, file with the SEC a registration statement (for the purposes of this Article X, a "Registration Statement") with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective: provided, that (i) the obligation of the Company to effect such registration and/or cause such registration statement to become effective, may be postponed for such period of time when the financial statements of the Company required to be included in such registration statement are not available (due solely to the fact that such financial statements have not been prepared in the regular course of business of the Company) and (ii) the obligation of the Company to effect such registration and/or cause such registration statement to become effective, may be deferred for a single period not to exceed ninety (90) days if the filing of a registration statement would require the disclosure of material information concerning a possible financing, business combination or other material transaction which disclosure the Board of Directors has determined in good faith would be detrimental to the Company;

            (b) After a Registration Statement is filed with the SEC, prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period not in excess of ninety (90) days (or such earlier date by which all securities that have been requested to be registered are sold) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the participating Holders set forth in such Registration Statement;

            (c) Furnish to the participating Holders and to each underwriter, if any, of such Registrable Securities, such number of copies of a prospectus and preliminary prospectus for delivery in conformity with the requirements of the Securities Act, and such other documents, as such person may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities;

            (d) Use its best efforts to cause such Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be reasonably necessary to enable the participating Holders to consummate the disposition of such Registrable Securities in accordance with any plan of distribution described in such Registration Statement;

            (e) Immediately notify the participating Holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 10.4(a), if the Company becomes aware that the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the request of the participating Holders, deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the Company of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (f) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to the participating Holders, in each case as soon as practicable, but not later than forty-five (45) calendar days after the close of the period covered thereby (ninety (90) calendar days in case the period covered corresponds to a fiscal year of the Company), an earnings statement of the Company which will satisfy the provisions of Section 11(a) of the Securities Act;

            (g) In the event the offering is an underwritten offering, use its best efforts to obtain a "cold comfort" letter from the independent public accountants for the Company in customary form and covering such matters as are customarily covered by such letters; and

            (h) Execute and deliver all instruments and documents (including in an underwritten offering an underwriting agreement in customary form) and take such other actions and obtain such certificates and opinions as are customary in underwritten public offerings.

            Any participating Holder will, upon the receipt of any notice from the Company of the occurrence of an event of the kind described in Section 10.4(e), immediately discontinue disposition of the Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Holder receives copies of the supplemented or amended prospectus contemplated by Section 10.4(e).

      10.5 Holdback Agreement. If the Company at any time shall register any shares of Common Stock under the Securities Act (including any registration of Registrable Securities pursuant to Section 10.2) for sale to the public, the Holders shall not sell publicly (including any sale pursuant to Rule 144), make any short sale of, grant any options for the purchase of, or otherwise dispose publicly of any shares of Registrable Securities, or of any security convertible into or exchangeable or exercisable for any Registrable Securities (other than those Registrable Securities included in the registration being effected pursuant to Section 10.2) without the prior written consent of the Company and the managing underwriter during a period commencing on the effective date of such registration and ending a number of calendar days thereafter not exceeding one hundred eighty (180) as the Company and the managing underwriter shall reasonably determine is required to effect a successful offering.

      10.6 Expenses. All Registration Expenses (as that term is hereinafter defined) incurred in connection with the first registration effected under
Section 10.2 and the first registration effected under Section 10.3 shall be borne by the Company. The participating Holders shall pay the Registration Expenses incurred in connection with any subsequent registration effected under
Section 10.2 and the incremental expenses resulting from the inclusion of their Registrable Securities in any subsequent registrations effected under Section
10.3. For the purposes of this Agreement, the term "Registration Expenses" shall mean all registration, filing and qualification fees, printing expenses, escrow fees, fees and disbursements of counsel to the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding underwriting commissions and discounts on the sale of the Registrable Securities).

      10.7 Indemnification.

            (a) The Company hereby agrees to indemnify and hold each participating Holder, each person who controls such participating Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) and their respective agents and representatives (each, a "Holder Indemnitee"), and to reimburse any Holder Indemnitee for, on an after-Tax basis and to the extent permitted by applicable law, all Damages (as defined herein) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus relating to the Registrable Securities or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such participating Holder expressly for use therein or by such participating Holder's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such participating Holder with a sufficient number of copies of the same and except insofar as the same are caused by or contained in any prospectus if such participating Holder failed to send or deliver a copy of any subsequent prospectus or prospectus supplement which would have corrected such untrue or alleged untrue statement of material fact or such omission or alleged omission of a material fact with or prior to the delivery of written confirmation of the sale by such participating Holder after the Company has furnished such participating Holder with a sufficient number of copies of the same.

            (b) In connection with any Registration Statement, each such participating Holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, to the extent permitted by law, will severally and not jointly indemnify and hold the Company, each person who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and their respective shareholders, officers, directors, affiliates, employees, agents and representatives (collectively, for purposes of this Article X, the

"Company Indemnitees") harmless from, and reimburse such Company Indemnitees for, on after-Tax basis and to the extent permitted by applicable law, any Damages arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus, or form of prospectus relating to Registrable Securities, or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement is contained in, or such omission or alleged omission is required to be contained in, any information so furnished in writing by such participating Holder to the Company expressly for use in such Registration Statement or prospectus and that such statement or omission was relied upon by the Company in preparation of such Registration Statement, prospectus or form of prospectus; provided, however, that such participating Holder of Registrable Securities shall not be liable in any such case to the extent that the participating Holder has furnished in writing to the Company prior to the filing of any such Registration Statement or prospectus or amendment or supplement thereto information expressly for use in such Registration Statement or prospectus or any amendment or supplement thereto which corrected or made not misleading, information previously furnished to the Company, and the Company failed to include such information therein. In no event shall the liability of any participating Holder hereunder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses borne by such participating Holder) received by such participating Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party.

            (c) If any person shall be entitled to indemnity hereunder such indemnified party shall give prompt notice to the party or parties from which such indemnity is sought of the commencement of any action, suit, proceeding, investigation or written threat thereof (a "Proceeding") with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the failure to so notify the indemnifying parties shall not relieve the indemnifying parties from any obligation or liability except to the extent that the indemnifying parties have been prejudiced by such failure. The indemnifying parties shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such Proceeding, to assume, at the indemnifying parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party or parties (if more than one such indemnified party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the parties to such Proceeding include both the indemnified party or parties and the indemnifying party or parties, and there exists, in the opinion of the parties' counsel, a conflict between one or more indemnifying parties and one or more indemnified parties, in which case the indemnifying parties shall, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of not more than one separate firm of attorneys (together with appropriate local counsel) at any time for such indemnified party or parties. If an indemnifying party assumes the defense of such Proceeding, the indemnifying parties will not be subject to any liability for any settlement made by the indemnified party without its or their consent (such consent not to be unreasonably withheld).

            (d) If the indemnification provided for in this Section 10.7 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for Damages in respect of which this Section 10.7 would otherwise apply by its terms, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall have an obligation to contribute to the amount paid or payable by such indemnified party as a result of such Damages, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Damages shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such expenses under Section 10.7(c), if the indemnification provided for in Section 10.7(a) or Section 10.7(b) was available to such party. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 10.7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 10.7(d), an indemnifying party that is a Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person adjudged guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      10.8 Information by Holders. The Holders shall furnish to the Company such written information regarding the Holders and the distribution proposed by the Holders as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article X.

      10.9 Transfer of Registration Rights. Except as provided below, the rights to cause the Company to register Registrable Securities under Sections 10.2 and
10.3 hereof may be assigned to a transferee or assignee of Spotless in connection with any transfer or assignment of Registrable Securities by it; provided that (a) such transfer or assignment may otherwise be effected in accordance with applicable securities laws, (b) notice of such transfer or assignment is given to the Company, and (c) such transferee or assignee (i) is an entity controlled by, controlling or under common control with Spotless, (ii) is a successor in interest of Spotless or (iii) acquires from Spotless the lesser of (A) 1,000,000 or more shares of Registrable Securities

(as appropriately adjusted for stock splits and the like) or (B) all of the Registrable Securities then owned by Spotless

      10.10 Rule 144. The Company covenants that it will file the reports required to filed by it under the Securities Act and the Exchange Act and the rules and regulations thereunder and it will take such further action as Spotless may reasonably request, all to the extent required from time to time to enable the Holders to sell shares of Registrable Securities, subject to the applicable restrictions on transfer contained herein, without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or
(ii) any similar rule or regulation hereafter adopted by the SEC.

                                   ARTICLE XI

                            Miscellaneous Provisions

      11.1 Amendment. This Agreement may not be amended except by a written instrument signed by each of the parties hereto.

      11.2 Waiver of Compliance. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant or agreement contained herein may be waived only by a written notice from the party entitled to the benefits thereof. No failure by any party hereto to exercise, and no delay in exercising, any right hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of either right hereunder preclude any other or future exercise of that right by that party.

      11.3 Notices. All notices and other communications hereunder shall be deemed given if given in writing and delivered personally, by courier or by facsimile transmission, telexed or mailed by registered or certified mail (return receipt requested), facsimile, telex or postage fees prepaid, to the party to receive the same at its respective address set forth below (or at such other address as may from time to time be designated by such party to the others in accordance with this Section 11.3):

            If to the Company:

                  Windswept Environmental Group, Inc.
                  100 Sweeneydale Avenue
                  Bay Shore, New York  11706
                  Telephone:  (800) 325-6287
                  Facsimile:  (516) 434-1803
                  Attention:  Mr. Michael O' Reilly

            With copies to:

                  Kaufman & Moomjian, LLC
                  50 Charles Lindbergh Boulevard - Suite 206
                  Michel Field, New York  11553
                  Telephone:  (516) 222-5100
                  Facsimile:  (516) 222-5110
                  Attention:  Neil M. Kaufman, Esq.

            If to Spotless, to:

                  Spotless Enterprises Incorporated
                  150 Motor Parkway - Suite 413
                  Hauppauge, New York  11788
                  Telephone:  (516) 951-9000
                  Facsimile:  (516) 951-9027
                  Attention:  Mr. Charles L. Kelly

            With copies to:

                  Coudert Brothers
                  1114 Avenue of the Americas
                  New York, New York  10036-7703
                  Telephone:  212-626-4400
                  Facsimile:  212-626-4120
                  Attention:  Thomas J. Drago, Esq.

            All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, confirmed answerback or other evidence of transmission or the acknowledgment of receipt returned to the sender by the applicable postal authorities.

      11.4 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, duties or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties and any attempted assignment or transfer without such prior written consent shall be null and void; provided that, Spotless shall have the right, without the prior written consent of any other party hereto, to assign its rights and to delegate its duties under this Agreement to any affiliate of Spotless.

      11.5 No Third Party Beneficiaries. Neither this Agreement or any provision hereof, nor any Schedule, certificate or other instrument delivered pursuant hereto, nor any agreement to be entered into pursuant hereto or any provision hereof, is intended to create any right, claim or remedy in favor of any person or entity, other than the parties hereto and their respective successors and permitted assigns.

      11.6 Expenses. Each party shall pay its own expenses in connection with this Agreement, the agreements to be entered into pursuant hereto and the transactions contemplated hereby.

      11.7 Public Announcements. Unless required by law, regulatory authority or the rules of any applicable securities exchange or automated quotation system, the parties hereto will not issue any press release or make any other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties, which consent shall not be unreasonably withheld. The parties will reasonably cooperate with each other in the development and distribution of all press releases and other public announcements with respect to this Agreement and the transactions contemplated hereby, and will furnish the other parties with drafts of any such releases and announcements as far in advance as practicable.

      11.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      11.9 Headings. The article and section headings contained in this Agreement are solely for convenience of reference, are not part of the agreement of the parties and shall not be used in construing this Agreement or in any way affect the meaning or interpretation of this Agreement.

      11.10 Entire Agreement; Severability. This Agreement, and the Schedules, certificates and other instruments and documents delivered pursuant hereto, together with the other agreements referred to herein and to be entered into pursuant hereto, embody the entire agreement of the parties hereto in respect of, and there are no other agreements or understandings, written or oral, among the parties relating to, the subject matter hereof. This Agreement supersedes all prior agreements and understandings, written or oral, between the parties with respect to the subject matter hereof. The invalidity, illegality or unenforceability for any reason of any one or more provisions of this Agreement shall not affect the validity, legality or enforceability of the remainder of this Agreement.

      11.11 Governing Law. This Agreement, and the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law thereunder.

      11.12 Schedules. All matters disclosed on any schedule hereto shall be deemed to be disclosed on any other schedule hereto to which such matters may be relevant or applicable.

      11.13 Spotless Vote. Spotless hereby agrees to vote all Shares in favor of the Amendment.

      11.14 Director Information. Spotless will provide the Company on a timely basis with all information respecting the director nominees of Spotless contemplated by Section 2.3(a)(iv) (F) as may be required by Section 14(f) of the Exchange Act and the rules and regulations promulgated thereunder.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.


                                          SPOTLESS PLASTICS (USA) INC.

                                          By:/s/ Charles L. Kelly
                                             ------------------------
                                          Name:  Charles L. Kelly
                                          Title: Vice President of
                                                 Finance and
                                                 Secretary


                                          WINDSWEPT ENVIRONMENTAL
                                          GROUP, INC.

                                          By:/s/ Michael O'Reilly
                                             -----------------------
                                          Name:  Michael O'Reilly
                                          Title: President and Chief
                                                 Executive Officer


                                      48